FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  Please click here http://www.bearstearns.com/prospectus/bsabs or visit the following website: “www.bearstearns.com/prospectus/bsabs” for a copy of the base prospectus applicable to this offering.

The information in this free writing prospectus is preliminary and is subject to completion or change.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus.

The information in this free writing prospectus supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued.  The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus.  Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in this free writing prospectus or in any other information provided to you prior to the time of your commitment to purchase.  If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

$572,447,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2007-HE7
Issuing Entity

Asset-Backed Certificates, Series 2007-HE7

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the base prospectus:

Class	Original Certificate Principal Balance(4)	Pass-Through Rate	Class	Original Certificate Principal Balance(4)	Pass-Through Rate
Class I-A-1	$214,820,000	(1)(2)	Class M-3	$25,510,000	(1)(2)(3)
Class I-A-2	$37,909,000	(1)(2)(3)	Class M-4	$8,807,000	(1)(2)(3)
Class II-A-1	$140,970,000	(1)(2)(3)	Class M-5	$9,718,000	(1)(2)(3)
Class II-A-2	$4,793,000	(1)(2)(3)	Class M-6	$7,896,000	(1)(2)(3)
Class III-A-1	$70,140,000	(1)(2)(3)	Class M-7	$6,073,000	(1)(2)(3)
Class III-A-2	$2,385,000	(1)(2)(3)	Class M-8	$6,377,000	(1)(2)(3)
Class M-1	$16,703,000	(1)(2)(3)	Class M-9	$6,073,000	(1)(2)(3)
Class M-2	$14,273,000	(1)(2)(3)

(1)	The pass-through rates on these classes of certificates are adjustable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(2)	Subject to a cap as described in this free writing prospectus.
(3)	Subject to a step-up if the optional termination right is not exercised.
(4)	Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end, sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by:
•     excess spread;
•     overcollateralization;
•     cross-collateralization; and
•     subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

An interest rate swap agreement will be entered into between the supplemental interest trust trustee and Bear Stearns Financial Products Inc. for the benefit of the certificateholders.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about September 19, 2007.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is September 13, 2007
For use with the base prospectus dated June 26, 2007

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
THE MASTER SERVICER
SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES
THE INTEREST RATE SWAP AGREEMENT
THE SWAP ADMINISTRATION AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
INDEX OF DEFINED TERMS
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS

RISK FACTORS
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
STATIC POOL INFORMATION
SERVICING OF LOANS.
THE AGREEMENTS.
MATERIAL LEGAL ASPECTS OF THE LOANS.
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTIONS
STATE AND LOCAL TAX CONSIDERATIONS.
ERISA CONSIDERATIONS.
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY
REFERENCE
RATINGS.
LEGAL INVESTMENT CONSIDERATIONS.
PLAN OF DISTRIBUTION.
GLOSSARY OF TERMS

Important Notice About Information Presented In This

Free Writing Prospectus And The Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the base prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2007-HE7, represent beneficial ownership interests in an issuing entity that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

The principal originator of the mortgage loans is: the Encore Credit division of Bear Stearns Residential Mortgage Corporation with respect to approximately 94.07%, 89.21% and 91.83% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and with respect to approximately 92.22% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various other originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company, a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Mortgage Loan Seller

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell the mortgage loans to the depositor.

Servicer

EMC Mortgage Corporation, an affiliate of the depositor and Bear, Stearns & Co. Inc.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2007-HE7, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement, dated as of the cut-off date, among the seller, master servicer and company, the depositor and the trustee, under which the issuing entity will be formed and will issue the certificates.

Cut-off Date

September 1, 2007.

Closing Date

On or about September 19, 2007.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $607,371,848. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties. We will divide the mortgage loans into three separate groups, loan group I, loan group II and loan group III. We refer to each group of mortgage loans as a loan group. The mortgage loans that we have allocated to loan group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans that we have allocated to loan group II and loan group III are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits.

The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date.

All percentages, amounts and time periods with respect to the characteristics of the mortgage loans shown in this free writing prospectus and in schedule A to this free writing prospectus are subject to a variance of plus or minus 10%.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rate borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years.

The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 4.77%, 1.21% and 2.10% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 3.25% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans in the issuing entity as of the cut-off date:

Number of mortgage loans	2,476
Aggregate principal balance	$607,371,848
Average principal balance	$245,304
Range of principal balances	$16,792 to $1,250,000
Range of mortgage rates	5.750% to 12.925%
Weighted average
mortgage rate	8.753%
Weighted average
original loan-to-value ratio	75.66%
Weighted average combined
original loan-to-value ratio	75.78%
Weighted average stated
remaining term to maturity	358 months
Range of stated remaining
terms to maturity	178 months to 360 months
Type of mortgaged properties
Single-family dwellings	86.96%
2-4 family dwellings	8.22%
Planned unit developments	3.16%
Condominiums	1.17%
Owner-occupied	94.45%
State concentrations (greater than 5%)
California	33.75%
Florida	12.02%
Illinois	6.80%
New Jersey	5.69%
Maryland	5.48%
New York	5.14%
First lien	100.00%
Balloon Loans	42.78%
Fixed Rate Loans	53.42%
Adjustable Rate Loans	46.58%
Weighted Average Gross Margin (per annum)*	5.744%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.980%
Weighted Average Periodic Cap (per annum)*	1.787%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	15.138%
Weighted Average Months to First Interest
Adjustment Date*	26 months

*Adjustable Rate Loans only

Loan Group I

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group I as of the cut-off date:

Number of mortgage loans	1,194
Aggregate principal balance	$325,891,871
Average principal balance	$272,941
Range of principal balances	$16,792 to $1,250,000
Range of mortgage rates	5.950% to 12.925%
Weighted average
mortgage rate	8.731%
Weighted average
original loan-to-value ratio	75.96%
Weighted average combined
original loan-to-value ratio	76.08%
Weighted average stated
remaining term to maturity	358 months
Range of stated remaining
terms to maturity	179 months to 360 months
Type of mortgaged properties
Single-family dwellings	89.90%
2-4 family dwellings	5.59%
Planned unit developments	3.28%
Condominiums	0.96%
Owner-occupied	94.71%
State concentrations (greater than 5%)
California	34.86%
Florida	11.74%
New Jersey	6.32%
Illinois	5.61%
Maryland	5.44%
First lien	100.00%
Balloon Loans	42.86%
Fixed Rate Loans	52.13%
Adjustable Rate Loans	47.87%
Weighted Average Gross Margin (per annum)*	5.723%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.977%
Weighted Average Periodic Cap (per annum)*	1.779%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	15.110%
Weighted Average Months to First Interest
Adjustment Date*	27 months

*Adjustable Rate Loans only

Loan Group II

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group II as of the cut-off date:

*Adjustable Rate Loans only
Number of mortgage loans	887
Aggregate principal balance	$187,959,592
Average principal balance	$211,905
Range of principal balances	$49,991 to $579,283
Range of mortgage rates	5.750% to 12.515%
Weighted average
mortgage rate	8.789%
Weighted average
original loan-to-value ratio	75.77%
Weighted average combined
original loan-to-value	75.94%
Weighted average stated
remaining term to maturity	358 months
Range of stated remaining
terms to maturity	178 months to 359 months
Type of mortgaged properties
Single-family dwellings	84.28%
2-4 family dwellings	11.03%
Planned unit developments	2.51%
Condominiums	1.70%
Owner-occupied	93.74%
State concentrations (greater than 5%)
California	25.29%
Florida	13.39%
Illinois	9.37%
New York	6.11%
New Jersey	5.74%
Maryland	5.64%
First lien	100.00%
Balloon Loans	40.38%
Fixed Rate Loans	52.83%
Adjustable Rate Loans	47.17%
Weighted Average Gross Margin (per annum)*	5.775%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.998%
Weighted Average Periodic Cap (per annum)*	1.679%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	15.224%
Weighted Average Months to First Interest
Adjustment Date*	23 months

*Adjustable Rate Loans only

Loan Group III

The following table summarizes the approximate characteristics of all of the mortgage loans in loan group III as of the cut-off date:

Number of mortgage loans	395
Aggregate principal balance	$93,520,385
Average principal balance	$236,760
Range of principal balances	$50,000 to $586,500
Range of mortgage rates	6.175% to 12.500%
Weighted average
mortgage rate	8.756%
Weighted average
original loan-to-value ratio	74.38%
Weighted average combined
original loan-to-value ratio	74.45%
Weighted average stated
remaining term to maturity	359 months
Range of stated remaining
terms to maturity	180 months to 360 months
Type of mortgaged properties
Single-family dwellings	82.11%
2-4 family dwellings	11.75%
Planned unit developments	4.06%
Condominiums	0.88%
Owner-occupied	94.94%
State concentrations (greater than 5%)
California	46.89%
Florida	10.21%
Illinois	5.81%
Maryland	5.29%
First lien	100.00%
Balloon Loans	47.29%
Fixed Rate Loans	59.12%
Adjustable Rate Loans	40.88%
Weighted Average Gross Margin (per annum)*	5.760%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.955%
Weighted Average Periodic Cap (per annum)*	2.065%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	15.053%
Weighted Average Months to First Interest
Adjustment Date*	30 months

*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the trustee, or the custodian on its behalf, will promptly notify the sponsor of such defect or breach. If the sponsor cannot or does not cure any such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The issuing entity will issue the senior certificates in three certificate groups. The Class I-A-1 Certificates and Class I-A-2 Certificates will represent interests principally in loan group I, and we sometimes refer to these certificates in this free writing prospectus together as the Class I-A Certificates. The Class II-A-1 Certificates and Class II-A-2 Certificates will represent interests principally in loan group II, and we sometimes refer to these certificates in this free writing prospectus together as the Class II-A Certificates. The Class III-A-1 Certificates and Class III-A-2 Certificates will represent interests principally in loan group III, and we sometimes refer to these certificates in this free writing prospectus together as the Class III-A Certificates. We sometimes refer to the Class I-A, Class II-A and Class III-A Certificates in this free writing prospectus collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class A Certificates and Class M Certificates in this free writing prospectus collectively as the offered certificates.

The issuing entity will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the issuing entity, and the Class P Certificates and Class CE Certificates, all of which we are not offering by this free writing prospectus. We sometimes refer to the Class A, Class M, Class R, Class P and Class CE Certificates collectively in this free writing prospectus as the certificates.

The last scheduled distribution date for the offered certificates (other than the Class I-A-1, Certificates) is the distribution date in October 2037. The last scheduled distribution date for the Class I-A-1 Certificates is the distribution date in August 2037.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, minimum denominations of $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The issuing entity will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class I-A-1 Certificates: ____% per annum.

•	Class I-A-2 Certificates: ____% per annum.

•	Class II-A-1 Certificates: ____% per annum.

•	Class II-A-2 Certificates: ____% per annum.

•	Class III-A-1 Certificates: ____% per annum.

•	Class III-A-2 Certificates: ____% per annum.

•	Class M-1 Certificates: ____% per annum.

•	Class M-2 Certificates: ____% per annum.

•	Class M-3 Certificates: ____% per annum.

•	Class M-4 Certificates: ____% per annum.

•	Class M-5 Certificates: ____% per annum.

•	Class M-6 Certificates: ____% per annum.

•	Class M-7 Certificates: ____% per annum.

•	Class M-8 Certificates: ____% per annum.

•	Class M-9 Certificates: ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the offered certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A-2 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class II-A-1 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class II-A-2 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class III-A-1 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class III-A-2 Certificates as described above, to ____% per annum, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, as described above, to ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. Each such increased rate will remain subject to the related interest rate cap.

The interest rate cap for the Class I-A-1 Certificates and Class I-A-2 Certificates is equal to the weighted average of the net mortgage rates of all of the group I mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

The interest rate cap for the Class II-A-1 Certificates and Class II-A-2 Certificates is equal to the weighted average of the net mortgage rates of all of the group II mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

The interest rate cap for the Class III-A-1 Certificates and Class III-A-2 Certificates is equal to the weighted average of the net mortgage rates of all of the group III mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

The interest rate cap for the Class M Certificates is equal to the weighted average of the weighted average of the net mortgage rates of all of the mortgage loans in each loan group, weighted in proportion to the results of subtracting from the aggregate stated principal balance of each loan group, the certificate principal balance of the related senior certificates, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus and adjusted for the actual number of days elapsed in the related accrual period.

If on any distribution date, the pass-through rates for the offered certificates are limited to the related interest rate cap, the resulting interest shortfalls may be recovered by the holders of the offered certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity, and to the extent there are amounts available under the interest rate swap agreement to pay amounts as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in October 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the offered certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid plus interest accrued thereon, less

•	interest shortfalls allocated to such certificates.

Any interest due on a prior distribution date that was not paid on a prior distribution date will be payable from interest funds and excess cashflow in the case of the Class A Certificates and from excess cashflow in the case of the Class M Certificates, in each case as and to the extent described in this free writing prospectus.

The offered certificates may receive additional interest distributions from payments under the interest rate swap agreement as described below under “The Interest Rate Swap Agreement”.

The accrual period for the offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the issuing entity has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8 and Class M-9 Certificates,

•	the Class M-7 Certificates will have payment priority over the Class M-8 Certificates and Class M-9 Certificates, and

•	the Class M-8 Certificates will have payment priority over the Class M-9 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses on the mortgage loans, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the certificate principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the offered certificates and certain issuing entity expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the offered certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the aggregate certificate principal balance of the offered certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the offered certificates and issuing entity expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Cross-Collateralization. The payment rules require that after the senior certificates relating to a loan group receive certain payments on each distribution date, available funds from that loan group otherwise allocable to such senior certificates will be allocated to the senior certificates relating to the other loan group as described in this free writing prospectus. This feature is called “cross-collateralization.”

Interest Rate Swap Agreement. LaSalle Bank National Association, in its capacity as supplemental interest trust trustee, will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., in such capacity, the swap provider. The supplemental interest trust trustee will appoint LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regard to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date commencing with the distribution date in October 2007 and ending with the distribution date in September 2012, the swap administrator will be obligated to make a fixed payment to the swap provider, and the swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the supplemental interest trust, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment under the interest rate swap agreement exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment under the interest rate swap agreement exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the offered certificates an amount necessary for certain distributions as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the issuing entity will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the issuing entity on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to offered certificateholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, in which event payment of such amount by the issuing entity to the swap administrator will be subordinated to all distributions to the offered certificateholders. The obligations of the swap administrator to make a swap termination payment to the swap provider will be limited to the extent of funds received from the issuing entity for such purpose.

Except as described in the second preceding sentence, amounts payable by the issuing entity to the swap administrator for payment to the swap provider will be deducted from available funds before distributions to certificateholders.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus.

Advances

The servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans (other than any balloon payments) in general to the extent that the servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. If the servicer fails to make any such advance, the master servicer will be obligated to do so, as described in this free writing prospectus.

Servicing Fee

The master servicer will be entitled to any amounts earned on permitted investments in the master servicer collection account. The servicer will be entitled to receive any amounts earned on permitted investments in the protected account. In addition, the servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to 1/12th of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus. The master servicer will not cover these shortfalls.

Trustee Fee

The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to 1/12th of the trustee fee rate multiplied by the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0035% per annum. The trustee will also be entitled to any amounts earned on permitted investments in the distribution account.

Optional Termination

At its option, the majority holder of the Class CE Certificates may purchase all of the remaining assets in the issuing entity when the principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, then the servicer may purchase all of the remaining assets in the issuing entity when the principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity has declined to or below 5% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (other than the reserve fund and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the base prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The Class I-A, Class II-A, Class III-A, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive at least the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s” and Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Standard & Poor’s Rating	Moody’s Rating
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
II-A-1	AAA	Aaa
II-A-2	AAA	Aa1
III-A-1	AAA	Aaa
III-A-2	AAA	Aa1
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the base prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:

· with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-3 Certificates: the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-4 Certificates: the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-5 Certificates: the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-6 Certificates: the Class M-7, Class M-8 and Class M-9 Certificates;
· with respect to the Class M-7 Certificates: the Class M-8 Certificates and Class M-9 Certificates; and
· with respect to the Class M-8 Certificates: the Class M-9 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the more senior certificates to receive certain payments of interest and principal prior to the more subordinated classes and, second, by the allocation of realized losses on the mortgage loans to the certificates as described below. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, in each case until the certificate principal balance of that class has been reduced to zero, and fourth, to the Class A Certificates as described below. This means that with respect to the offered certificates, realized losses would first be allocated to the Class M-9 Certificates, then to the other classes of Class M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class M Certificates is reduced to zero, then to the related class or classes of Class A Certificates, and then to the non-related class or classes of Class A Certificates, in each case on a pro rata basis, based on the certificate principal balance of each such class, each as described in this free writing prospectus; provided, however, any realized losses otherwise allocable to the Class I-A-1 Certificates will first be allocated to the Class I-A-2 Certificates until the certificate principal balance of that class has been reduced to zero, and then to the Class I-A-1 Certificates, any realized losses otherwise allocable to the Class II-A-1 Certificates will first be allocated to the Class II-A-2 Certificates until the certificate principal balance of that class has been reduced to zero, and then to the Class II-A-1 Certificates, and any realized losses otherwise allocable to the Class III-A-1 Certificates will first be allocated to the Class III-A-2 Certificates until the certificate principal balance of that class has been reduced to zero, and then to the Class III-A-1 Certificates.

Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the related senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.
See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
 The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity on the subordinated certificates, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least October 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by excess spread, overcollateralization, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the subordinate certificates on or after the stepdown date, the most subordinate class of subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of subordinate certificates may be reduced to zero prior to the more senior class or classes of subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans are expected to generate more interest than is needed to pay interest on the offered certificates and certain issuing entity expenses because we expect the weighted average interest rate on the mortgage loans, adjusted for any net swap payments and swap termination payments, to be higher than the weighted average pass-through rate on the offered certificates. If the mortgage loans generate more interest than is needed to pay interest on the offered certificates and issuing entity expenses, adjusted for any net swap payments and swap termination payments, we will use such “excess spread” to make additional principal payments on those offered certificates, which will reduce the total certificate principal balance of those offered certificates below the aggregate principal balance of the mortgage loans, until the required level of overcollateralization has been met. In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicer, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Ratings” in the base prospectus.

The related interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the offered certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of offered certificates is limited to the related interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the related interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the issuing entity and to the extent there are amounts available under the interest rate swap agreement to pay such amounts as described in this free writing prospectus.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.
The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the related interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors on the offered certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the related interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the related interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement and from net monthly excess cashflow. However, if payments under the interest rate swap agreement or payments from net monthly excess cashflow do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the offered certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR, the swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the swap provider’s obligations to make payments under the interest rate swap agreement.
Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
 Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that:
• the mortgaged properties fail to provide adequate security for the related mortgage loans, and
• the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.
Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the issuing entity will experience. The issuing entity’s prepayment experience may be affected by many factors, including:
• general economic conditions,
• the level of prevailing interest rates,
• the availability of alternative financing, and
• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 72.65%, 68.34% and 74.76% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 71.64% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:
• if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;
• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;
• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the related interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the related classes of certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the related offered certificates;

•  as described in this free writing prospectus, the sponsor has the option to repurchase mortgage loans that are 90 days or more delinquent or mortgage loans for which the initial scheduled payment becomes thirty days delinquent.  The sponsor may exercise such option on its own behalf or may assign this right to a third party, including a holder of a class of certificates, that may benefit from the repurchase of such mortgage loans.  These repurchases will have the same effect on the holders of the certificates as a prepayment of the mortgage loans. You should also note that the removal of any such delinquent mortgage loan from the issuing entity may affect the loss and delinquency tests that determine the distributions to the certificates or could otherwise affect the level of the overcollateralization amount, which may adversely affect the market value of the certificates. However, for purposes of the delinquency test described in this free writing prospectus, any mortgage loans so repurchased will be incorporated into the delinquency trigger as described in this free writing prospectus. A third party is not required to take your interests into account when deciding whether or not to direct the exercise of this option and may direct the exercise of this option when the sponsor would not otherwise exercise it. As a result, the performance of this transaction may differ from transactions in which this option was not granted to a third party; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any issuing entity, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the base prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate caps and distributions on the certificates
Modifications of mortgage loans implemented by the servicer or the master servicer in order to maximize ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. Any modified loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a realized loss to, one or more classes of the related certificates.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The seller will treat the transfer of the mortgage loans to the depositor as a sale of the mortgage loans. However, if the seller becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to the seller. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer or the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or successor master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 34.86%, 25.29% and 46.89% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 33.75% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date are secured by mortgaged properties that are located in the state of California. Approximately 11.74%, 13.39% and 10.21% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 12.02% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date are secured by mortgaged properties that are located in the state of Florida. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Some of the mortgage loans have an initial interest only period, which may result in increased delinquencies and losses
Approximately 4.77%, 1.21% and 2.10% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 3.25% of the mortgage loans in the aggregate, will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made to the related offered certificates with respect to these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting losses, to the extent not covered by credit enhancement, will be allocated to the related offered certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:
• the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the issuing entity to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the issuing entity. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the issuing entity to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the issuing entity and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the issuing entity.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

Some of the mortgage loans provide for balloon payments at maturity
Approximately 42.86%, 40.38% and 47.29% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 42.78% of the mortgage loans in the aggregate by aggregate principal balance as of the cut-off date, are balloon loans. These mortgage loans will require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor’s ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. Shortfalls resulting from the application of the Relief Act or similar state or local laws may be paid out of excess cashflow. See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

Reimbursement of advances to the servicer could delay distributions on the certificates
Under the pooling and servicing agreement, the servicer will make advances to cover delinquent payments of principal and interest to the extent it reasonably believes that the advances are recoverable from future payments or recoveries on the mortgage loans as described in this free writing prospectus. The servicer may make such advances from amounts held for future distribution. In addition, the servicer may withdraw from the protected account funds that were not included in available funds for the preceding distribution date to reimburse itself for advances previously made. Any such amounts withdrawn by the servicer in reimbursement of advances previously made are generally required to be replaced by the servicer on or before the next distribution date, subject to subsequent withdrawal.  To the extent that the servicer is unable to replace any amounts withdrawn in reimbursement of advances previously made, there could be a delay in distributions on the certificates. Furthermore, such party’s right to reimburse itself for advances previously made from funds held for future distribution could lead to amounts required to be restored to the related account by such party that are higher, and potentially substantially higher, than one month’s advance obligation.

The interest rate swap agreement and the swap provider
Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls, and, to the extent not covered by excess spread, amounts necessary to restore and maintain the required level of overcollateralization, each as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur with respect to the interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 4.7125% per annum (subject to a variance of plus or minus 1.00%). No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus, and other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the offered certificateholders.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the issuing entity will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the issuing entity before such effects are borne by the senior certificates, and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls and, to the extent not covered by the excess spread, to restore and maintain the required level of overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 1.17%, 1.16% and 0.87% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 1.12% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which may or may not be included in the issuing entity. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 65.23%, 65.09% and 79.78% with respect to such mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 66.92% with respect to such mortgage loans in the aggregate, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 77.33%, 79.60% and 87.55% with respect to such mortgage loans in loan group I, loan group II and loan group III, respectively, and approximately 78.15% with respect to such mortgage loans in the aggregate. With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. In addition, a title insurance policy may not have been obtained with respect to some of these simultaneous second lien mortgage loans (although a title search will have been done with respect to the related first lien mortgage loan), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

Recent developments in the residential mortgage market may adversely affect the market value of your securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities. Securities backed by residential mortgage loans, or RMBS Securities, originated in 2006 and 2007 have had a higher and earlier than expected rate of delinquencies. Additionally, there may be evidence that other earlier vintages of RMBS Securities are not performing well. Many RMBS Securities, including those from securitizations of the sponsor, have been downgraded by the rating agencies during the past few months. As a result, the market for your securities may be adversely affected for a significant period of time.

The increase in delinquencies described above has not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit.  The increase in delinquencies has also affected “alt-A” mortgage loans, which are made to borrowers with limited documentation, and also “prime” mortgage loans, which are made to borrowers with excellent credit who provide full documentation.

In recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may in the future contribute to higher delinquency rates is the potential increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans may be exposed to increased monthly payments if the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, in effect during the initial period of the mortgage loan to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, after the initial fixed rate period, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans and an increase in default on their obligations.

  Current market conditions may impair borrowers’ ability to refinance or sell their properties, which may contribute to higher delinquency and default rates. Borrowers seeking to avoid increased monthly payments by refinancing may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. Borrowers who intended to sell their homes or refinance their existing mortgage loan on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their loans or obtain new financing. In addition, some mortgage loans may include prepayment premiums that would further inhibit refinancing.

  Recently, a number of originators of mortgage loans have experienced serious financial difficulties and, in many cases, have entered bankruptcy proceedings. These difficulties have resulted in part from declining markets for their mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for breaches of representations regarding loan quality. In addition to the reduction of the number of originators, a rising interest rate environment and declining real estate values may decrease the number of borrowers seeking or able to refinance their mortgage loans, resulting in a decrease in overall originations.

  Various federal, state and local regulatory authorities have taken or proposed actions that could hinder the ability of the servicer to foreclose promptly on defaulted mortgage loans. Any such actions may adversely affect the performance of the loans and the yield on and value of the securities.

You are encouraged to consider that the general market conditions discussed above may adversely affect the performance and market value of your securities.

THE MORTGAGE POOL

  General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the issuing entity. Prior to the closing date of September 19, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted at the closing date, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The characteristics of the mortgage loans as described in this free writing prospectus and in Schedule A may differ from the final pool as of the closing date due, among other things, to the possibility that certain mortgage loans may become delinquent or default or may be removed or substituted and that similar or different mortgage loans may be added to the pool prior to the closing date. The actual mortgage loans included in the issuing entity as of the closing date may vary from the mortgage loans as described in this free writing prospectus by up to plus or minus 10% as to any of the material characteristics described in this free writing prospectus. If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement, or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is September 1, 2007. All percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the issuing entity will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first lien on the related mortgaged property and will be assigned to one of the three loan groups, each of which constitutes a separate sub-trust and is referred respectively to as Loan Group I, Loan Group II and Loan Group III in this free writing prospectus. The mortgage loans in Loan Group I are comprised of mortgage loans that may or may not conform to Freddie Mac and Fannie Mae loan limits and the mortgage loans in Loan Group II and Loan Group III are comprised of mortgage loans that conform to Freddie Mac and Fannie Mae loan limits. All of the mortgage loans we will include in the issuing entity will be fully amortizing or have a balloon payment.

Approximately 47.87%, 47.17% and 40.88% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 46.58% of the mortgage loans in the aggregate, are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of two, three or five years. The interest rate borne by these adjustable rate mortgage loans, in each case, will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Approximately 4.77%, 1.21% and 2.10% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 3.25% of the mortgage loans in the aggregate will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

Approximately 0.43% and 0.88% of the mortgage loans in Loan Group I and Loan Group II, respectively, and approximately 0.51% of the mortgage loans in the aggregate are assumable in accordance with the terms of the related mortgage note. The remainder of the mortgage loans contain due-on-sale clauses. We refer you to“Servicing of the Mortgage Loans—Collection and other Servicing Procedures”.

Six-Month LIBOR. Approximately 47.87%, 47.17% and 40.88% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 46.58% of the mortgage loans in the aggregate will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR
Adjustment Date	2002	2003	2004	2005	2006	2007
January 1	2.03%	1.38%	1.22%	2.79%	4.71%	5.37%
February 1	2.08	1.35	1.21	2.97	4.82	5.40
March 1	2.04	1.34	1.17	3.19	4.98	5.33
April 1	2.36	1.23	1.16	3.39	5.14	5.33
May 1	2.12	1.29	1.38	3.41	5.22	5.35
June 1	2.08	1.21	1.60	3.54	5.39	5.39
July 1	1.95	1.12	1.89	3.73	5.59	5.38
August 1	1.87	1.21	1.93	3.95	5.51	5.30
September 1	1.80	1.20	1.98	4.00	5.42	5.55
October 1	1.71	1.14	2.20	4.27	5.38
November 1	1.60	1.23	2.32	4.47	5.37
December 1	1.47	1.27	2.63	4.63	5.33

EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. We refer you to“The Mortgage Pool—BSRM Underwriting Guidelines” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $607,371,848, which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the issuing entity on the closing date will consist of 2,476 mortgage loans, of which 1,194 of the mortgage loans are in Loan Group I with an aggregate principal balance of approximately $325,891,871, 887 of the mortgage loans are in Loan Group II with an aggregate principal balance of approximately $187,959,592 and 395 of the mortgage loans are in Loan Group III with an aggregate principal balance of approximately $93,520,385.

The current and historical delinquency disclosure included in this free writing prospectus regarding the mortgage loans, the representation of the sponsor with respect to the delinquency status of the mortgage loans and the representation of the sponsor with respect to the delinquency status of the static pool information of the sponsor and BSRM utilizes the OTS Method. In addition, delinquency information included in reports to certificateholders, delinquencies for purposes of the trigger tests and delinquencies for the purposes of optional purchase of certain loans described in this free writing prospectus will use the OTS Method. See “The Trust Fund – Methods of Delinquency Calculation” in the base prospectus.

Loan-to-Value Ratio. With respect to any mortgage loan, the loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

  Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 72.65%, 68.34% and 74.76% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 71.64% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class P Certificates will be entitled to any prepayment charges on the mortgage loans remitted by the servicer to the master servicer, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the base prospectus.

In addition, the servicer or master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the servicer or master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the offered certificates from the pool assets.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

  Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in the aggregate and about the mortgage loans in each loan group. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans, or of the mortgage loans in the related loan group, as applicable. The sum of the respective columns may not equal the total indicated due to rounding.

  Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the issuing entity. The mortgage loans in each loan group will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement) with each loan group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE7” or in blank with all intervening endorsements that show a complete chain of endorsement from the originators to the seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof to the extent provided in the Pooling and Servicing Agreement;

(c)  a duly executed assignment of the mortgage to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE7” or an assignment in blank; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the closing date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement as of the closing date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1.  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement is, true and correct in all material respects;

2.  immediately prior to the conveyance of the mortgage loans by the seller to the depositor pursuant to the mortgage loan purchase agreement, the seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3.        the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

3.  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

4.  a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related mortgage loan seller and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the related mortgage loan seller is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

5.  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee, on behalf of the certificateholders; and

6.  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the issuing entity within 90 days from the date of such notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the related mortgage rate through and including the last day of the month of repurchase, plus any costs and damages incurred by the issuing entity in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the issuing entity and substitute in its place another mortgage loan of like characteristics; however, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the issuing entity to lose the status of its REMIC elections or otherwise subject the issuing entity to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

Originators

The principal originator of the mortgage loans is: the Encore Credit division of Bear Stearns Residential Mortgage Corporation with respect to approximately 94.07%, 89.21% and 91.83% of the mortgage loans in loan group I, loan group II and loan group III, respectively, and with respect to approximately 92.22% of the mortgage loans in the aggregate. The remainder of the mortgage loans were originated by various other originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

Bear Stearns Residential Mortgage Corporation

Bear Stearns Residential Mortgage Corporation (“BSRM”) is a Delaware corporation and a wholly owned subsidiary of The Bear Stearns Companies Inc., a publicly traded financial services firm, with an executive and administrative office located in Scottsdale, Arizona. BSRM is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. BSRM originates single-family mortgage loans of all types, including prime adjustable-rate mortgage loans and fixed-rate, first lien residential mortgage loans.

On February 9, 2007, BSRM completed a transaction whereby it acquired the subprime origination platform of Performance Credit Corp. (formerly known as Encore Credit Corp.). As a result, BSRM currently originates loans through two different divisions. The “Bear Res” division is the platform which is headquartered in Scottsdale, Arizona and has been originating prime, Alt-A and subprime loans since March 2005. The “Encore Credit” division is headquartered in Irvine, California and has been originating subprime loans since the platform was acquired by BSRM on February 9, 2007. The mortgage loans in this securitization were all originated by the “Encore Credit” division of BSRM.

BSRM has been in the residential mortgage banking business since March 2005, and have originated mortgage loans of the type backing the certificates offered hereby since that time. As of June 30, 2007, BSRM had an origination portfolio of approximately $10,188,030,650, all of which was secured by one- to four-family residential real properties and individual condominium units.

The following table describes the size and composition of BSRM’s total mortgage loan production for the year ending December 31, 2005, year ending December 31, 2006 and as of June 30, 2007.

	December 31, 2005		December 31, 2006		June 30, 2007
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	1,053	$302,106,429	2,834	$865,347,360	985	$320,236,257
Alt-A Fixed	445	119,888,406	1,099	240,995,090	1,607	402,838,797
HELOC	-	0	-	0	88	5,183,106
Prime ARM	-	0	5,485	1,967,430,796	2,548	990,641,304
Prime Short Duration ARM	231	87,099,788	3,227	1,266,200,192	1,520	736,255,469
Preferred ARM	-	0	-	0	5	3,180,300
Preferred Fixed	-	0	-	0	15	5,563,705
Seconds	1,106	70,799,703	9,434	716,137,485	2,920	198,709,175
SubPrime	140	29,007,678	1,098	201,905,272	7,118	1,657,840,547
Totals	2,975	$608,902,005	23,177	$5,258,016,195	16,806	$4,320,448,660

BSRM Underwriting Guidelines

The mortgage loans originated by BSRM were originated generally in accordance with guidelines (the “BSRM Underwriting Guidelines”) established by BSRM with one of the following income documentation types: “Full Documentation”, “Limited Documentation,” “Lite Documentation” or “Stated Income.” The BSRM Underwriting Guidelines are intended to make sure that (i) the loan terms relate to the borrower’s ability to repay and (ii) the value and marketability of the property are acceptable.

Exceptions to the BSRM Underwriting Guidelines are considered with reasonable compensating factors on a case-by-case basis and at the sole discretion of senior management. When exception loans are reviewed, all loan elements are examined as a whole to determine the level of risk associated with approving the loan, including appraisal, credit report, employment, compensating factors and borrower’s willingness and ability to repay the loan. Compensating factors may include, but are not limited to, validated or sourced/seasoned liquid reserves in excess of the program requirements, borrower’s demonstrated ability to accumulate savings or devote a greater portion of income to housing expense and borrower’s potential for increased earnings based on education, job training, etc. Loan characteristics such as refinance transactions where borrowers are reducing mortgage payments and lowering debt ratios may become compensating factors as well.

The BSRM Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (i) the applicant’s credit standing and repayment ability; and (ii) the property offered as collateral. Applicants who qualify under the BSRM Underwriting Guidelines generally have payment histories and debt ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The BSRM Underwriting Guidelines establish the maximum permitted loan-to-value ratio and maximum loan amount for each loan type based upon prior payment history, credit score, occupancy type and other risk factors. The maximum loan amount on any property is $1,500,000.

All of the BSRM mortgage loans originated by BSRM are based on loan application packages submitted through the wholesale or correspondent channel. Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The mortgage loan file also contains a credit report on each applicant from an approved credit reporting company. Credit history is measured on credit depth, number of obligations, delinquency patterns and demonstrated intent to repay reports, which can be used to underwrite any file. A tri-merged credit report is required for all loan submissions. The report must be from the three nationally recognized credit repositories and show all credit trades regardless of negative or positive status.

The credit profile review must encompass the last twenty-four months. If the borrower has lived in his or her current residence for less than twelve months, credit must be searched using both the current and former address(es). Underwriters arrive at each borrower’s credit score by choosing the middle score of three credit scores or the higher of two scores, when only two scores are reported. During the underwriting process, BSRM reviews and verifies the loan applicant’s sources of income (except under the Stated Documentation type, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the BSRM Underwriting Guidelines.

The BSRM Underwriting Guidelines are applied in accordance with a procedure that complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property that conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of BSRM. The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision

Income Documentation Types

Full Documentation. The Full Documentation residential loan program is based upon current year to date income documentation as well as the previous two year’s income documentation (i.e., tax returns and/or W-2 forms) and either one recent pay-stub with current year income on pay stub or two recent pay-stubs within 30 days of closing if year to date income is not provided on pay-stub) or bank statements for the previous 24 months. Self-employed borrowers must be self-employed in the same business or have received 1099 income in the same job for the last two years. Borrowers self-employed for less than two years (but at least one year) are considered on a case-by-case basis subject to a two-year history of previous successful employment in the same occupation or related field.

Limited Documentation. The Limited Documentation residential loan program is based on the recent 12 months of consecutive bank statements.

Lite Documentation. The Lite Documentation residential loan program is based on the most recent six months of consecutive bank statements.

Stated Income. The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application. The applicant’s income as stated must be reasonable for the related occupation, borrowers’ credit profile and stated asset, in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified.

Property Requirements

Properties that secure mortgage loans have a valuation appraisal performed by a qualified and licensed appraiser. All appraisers providing services must comply with the respective state and federal laws. An appraisal must not be more than 120 days old at the closing date or a re-certification of value is required. The original appraiser must perform re-certification. As an alternative, a field review with comparable properties that sold in the last three months and support the value is also acceptable. After 180 days, a new appraisal is required regardless of whether an existing or new construction property. All combined loan amounts that are greater than $750,000 require two appraisals.

Each appraisal is reviewed by a representative of BSRM before the mortgage loan is funded, who has the right to request a second appraisal, additional information or explanations, lower the approved loan amount, reduce the maximum allowable loan-to-value ratio or deny the loan based on the appraisal.

BSRM requires that all mortgage loans have title insurance. BSRM also requires that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property. BSRM requires that all mortgage loans where the appraisal has determined that the property lies in certain zones have flood insurance. Manufactured homes and mobile homes are ineligible property types under the BSRM Underwriting Guidelines.

Risk Categories

Under the BSRM Underwriting Guidelines, there are various risk categories used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio.

In general, higher credit risk mortgage loans are graded in risk categories that permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments, liens that do not impair the lien position, or prior bankruptcies; however, the BSRM Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such higher risk categories.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor and with respect to the experience of BSRM in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-HE7.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus supplement, the base prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2007-HE7 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2007-HE7 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the issuing entity and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement.

The assets of Bear Stearns Asset Backed Securities I Trust 2007-HE7 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2007-HE7’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of June 30, 2007, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $81,790,838,709. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation or EMC, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2004		December 31, 2005		December 31, 2006		June 30, 2007
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	61,738	$18,656,292,603.55	7,138	$2,494,803,672.06
Alt-A Fixed	15,344	4,005,790,504.28	17,294	3,781,150,218.13	11,514	2,752,302,975.51	8,236	2,075,303,106.07
HELOC	-	-	9,309	509,391,438.93	18,730	1,280,801,433.05	15,042	1,017,791,517.28
Prime ARM	30,311	11,852,710,960.78	27,384	13,280,407,388.92	7,050	3,481,137,519.89	7,682	3,862,873,812.85
Prime Fixed	1,035	509,991,605.86	3,526	1,307,685,538.44	6,268	1,313,449,131.86	1,972	1,010,954,509.35
Prime Short Duration ARM (incl. Neg-Am ARM)	23,326	7,033,626,375.35	38,819	14,096,175,420.37	61,973	23,396,979,620.82	22,178	8,446,018,065.76
Reperforming	2,802	311,862,677.46	2,877	271,051,465.95	1,084	115,127,847.83	-	-
Seconds	14,842	659,832,093.32	114,899	5,609,656,263.12	116,576	6,697,082,133.33	24,405	1,600,581,704.33
SubPrime	98,426	13,051,338,552.19	101,156	16,546,152,274.44	60,796	11,394,775,124.07	29,857	6,488,993,035.10
Totals	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	345,729	$69,087,948,389.91	116,510	$26,997,319,422.80

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER

EMC will act as master servicer pursuant to the Pooling and Servicing Agreement. EMC, a Delaware corporation, is a wholly owned subsidiary corporation of The Bear Stearns Companies Inc. and is an affiliate of the depositor and the underwriter. The principal office of the master servicer is located at 2780 Lake Vista Drive, Lewisville, Texas 75067.

In November 2006, EMC began acting in the capacity of master servicer as described in this free writing prospectus. As EMC has only been acting as master servicer since November 2006, the portfolio of mortgage loans master serviced by EMC at the present time is not substantial such that the portfolio information would be meaningful. However, EMC continues to implement policies and procedures to facilitate its master servicing business and has assembled a management team with years of experience and expertise in the residential mortgage servicing business. In addition, EMC has appointed personnel in other key management positions. EMC is currently rated as a master servicer by each of Moody’s, Fitch and S&P. As of July 30, 2007, EMC was acting as master servicer for residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $6,358,579,752.

The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer.

SERVICING OF THE MORTGAGE LOANS

  General

EMC will act as servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007, among the depositor, EMC, in its capacity as master servicer, seller and company, and the trustee.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to June 30, 2007, the loan count of EMC’s servicing portfolio grew by approximately 102.3% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 190.3%.

As of June 30, 2007, EMC was acting as servicer for approximately 312 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $80.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2004				As of December 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	19,498	$4,427,820,708	7.96%	15.94%	57,510	$13,625,934,322	12.69%	23.00%
Alt-A Fixed	25,539	4,578,725,473	10.43	16.48	17,680	3,569,563,859	3.90	6.03
PrimeArm	8,311	1,045,610,015	3.39	3.76	7,428	1,010,068,679	1.64	1.71
PrimeFixed	14,560	1,573,271,574	5.95	5.66	15,975	2,140,487,566	3.52	3.61
Seconds	39,486	1,381,961,155	16.13	4.98	155,510	7,164,515,426	34.31	12.10
Subprime	114,436	13,706,363,250	46.74	49.34	142,890	20,373,550,691	31.53	34.40
Other	23,010	1,063,682,459	9.40	3.83	56,216	11,347,144,056	12.40	19.16
Total	244,840	$27,777,434,635	100.00%	100.00%	453,209	$59,231,264,599	100.00%	100.00%

	As of December 31, 2006				As of June 30, 2007
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	52,563	$13,691,917,206	10.87%	19.03%	52,729	$13,832,608,749	10.65%	17.15%
Alt-A Fixed	24,841	5,066,670,855	5.14	7.04	31,561	6,871,224,020	6.37	8.52
Prime Arm	6,374	879,656,182	1.32	1.22	6,260	929,778,835	1.26	1.15
Prime Fixed	14,872	2,152,608,940	3.08	2.99	15,078	2,409,083,088	3.04	2.99
Seconds	169,022	8,428,612,513	34.97	11.71	168,229	8,554,440,442	33.97	10.61
Subprime	132,808	20,106,000,306	27.47	27.94	137,526	22,509,787,024	27.77	27.91
Other	82,918	21,636,703,709	17.15	30.07	83,874	25,542,370,332	16.94	31.67
Total	483,398	$71,962,169,710	100.00%	100.00%	495,257	$80,649,292,489	100.00%	100.00%

Due to an industry wide increase in the number of delinquencies and foreclosures, EMC recently initiated an expanded loss mitigation program to assist borrowers in avoiding foreclosure and benefit investors by reducing the loss typically associated with foreclosure. As part of the program, this team is implementing various strategies to contact and assist borrowers that are in default or are having difficulties making their mortgage payments. EMC is engaging in one-on-one meetings with borrowers, working with local community groups and holding educational workshops in an effort to reach out to these homeowners. Various financial restructuring alternatives are being offered, including different types of loan modifications. There have been no other appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Collection and Other Servicing Procedures

The servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the certificateholders, the servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the servicer will take into account whether such loss mitigation practice will not be materially adverse to the interests of the certificateholders in the aggregate on a present value basis using reasonable assumptions (including taking into account any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing or otherwise changing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan, such as taxes or insurance premiums, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the issuing entity. Any modified loan may remain in the issuing entity, and the reduction in collections resulting from a modification may result in a lower interest rate cap, reduced distributions of interest or principal on, may extend the final maturity of, or result in an allocation of a Realized Loss to, one or more classes of the related certificates. In connection with any such Servicing Modification, the servicer or the master servicer may reimburse itself from the issuing entity for any outstanding advances and servicing advances in the same calendar month as the modification to the extent that such related advances or servicing advances are reimbursable to the servicer or the master servicer and to the extent of related Principal Funds in the protected account for the related distribution date. To the extent there are not sufficient Principal Funds available on the related distribution date to reimburse the servicer or the master servicer for such advances and servicing advances, the servicer or the master servicer, as applicable, may reimburse itself on a first priority basis from related Principal Funds that are available on future distribution dates. If any mortgagor’s obligation to repay any outstanding amounts due under the terms of the related mortgage loan for which an advance or servicing advance has been made by the servicer or the master servicer is forgiven, any such advance or servicing advance will be treated as a Realized Loss which will be incurred on the distribution date related to the calendar month during which the Servicing Modification occurred.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the servicer has knowledge thereof, the servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in an eligible account. The servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the servicer or master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the servicer or the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

The servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

The servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the servicer to reimbursement for such costs incurred will be subject to the approval of the master servicer of any claim for such reimbursement to the extent set forth in the Pooling and Servicing Agreement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The servicer will take such action either as it deems to be in the best interest of the issuing entity, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the servicer will service the property acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines and to the extent set forth in the Pooling and Servicing Agreement. The servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the issuing entity following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to any amounts earned on permitted investments in the Master Servicer Collection Account. The master servicer will also be entitled to be reimbursed from the issuing entity for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement. The servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12th of the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. The servicer will also be entitled to any amounts earned on funds in the protected account. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus. The master servicer will not cover these shortfalls.

In addition to the primary compensation described above, the servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges and certain other amounts as set forth in the Pooling and Servicing Agreement, all to the extent collected from mortgagors.

The servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Account

The servicer will establish and maintain a custodial account, an account referred to in this free writing prospectus as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

The servicer will retain in the protected account for distribution directly to the master servicer the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans.

On the 18th day of any month, or if such 18th day is not a business day the first business day immediately preceding such 18th day business day, the servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the master servicer for deposit in the Master Servicer Collection Account.

The Master Servicer Collection Account

The master servicer shall establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this free writing prospectus as the Master Servicer Collection Account, into which it will deposit amounts received from the servicer and advances (to the extent required to make advances) made from the master servicer’s own funds (less the master servicer’s expenses, as provided in the Pooling and Servicing Agreement) and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the issuing entity. The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. The master servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account.

The amount at any time credited to the Master Servicer Collection Account may be invested in such permitted investments selected by the master servicer. Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the master servicer will be considered a permitted investment as described under “—Distribution Account” below.

On the second business day prior to each distribution date, the master servicer will withdraw from the Master Servicer Collection Account amounts on deposit therein and will remit them to the trustee for deposit in the Distribution Account.

Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this free writing prospectus as the Distribution Account, into which on the second business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the Master Servicer Collection Account. All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in permitted investments. The trustee will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency.

On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under “Description of the Certificates— Distributions on the Certificates” in this free writing prospectus. The trustee will be entitled to any amounts earned on funds in the Distribution Account. In addition, the trustee will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 1/12th of the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0035% per annum. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the servicer for such month will, to the extent of such shortfall, be remitted by the servicer to the master servicer for deposit in the Master Servicer Collection Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed. The master servicer will not cover these shortfalls.

Advances

If the scheduled payment on a mortgage loan (other than any balloon payments) which was due on a related due date is delinquent other than for certain reasons as set forth in the Pooling and Servicing Agreement, for example as a result of application of the Relief Act, the servicer will remit to the master servicer for deposit in the Master Servicer Collection Account within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee except to the extent the servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the servicer until the liquidation of the related mortgaged property. Failure by the servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. If the servicer is terminated, the master servicer or an appointed successor servicer will be obligated to advance such amounts to the Master Servicer Collection Account to the extent provided in the Pooling and Servicing Agreement. If the master servicer is required to make an advance, and fails to make such advance, such failure would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the trustee to appoint a successor master servicer who will make such required advances, or the trustee as successor master servicer will be required to remit the amount of such required advances to the Distribution Account. See “Description of the Certificates—Events of Default” in this free writing prospectus.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the master servicer, the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the master servicer, the trustee and the depositor on or before March 15 of each year a separate annual statement of compliance from the servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

The Pooling and Servicing Agreement will also provide for delivery to the depositor and the trustee on or before a specified date in each year, an annual statement signed by officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge, if not available on the trustee’s website, upon written request to the trustee at the address of the trustee set forth above under “The Trustee”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent received by the trustee and required under Regulation AB.

  Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) with the prior consent of the trustee (which consent shall not be unreasonably withheld) or (b) if its duties thereunder are no longer permissible under applicable law and such impermissibility cannot be cured, in each case, evidenced by an opinion of counsel, addressed to and delivered to, the trustee. No such resignation will become effective unless:

•	the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required in the Pooling and Servicing Agreement;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency substantially to the effect that the appointment of such successor will not cause that rating agency to reduce, suspend or withdraw its then-current ratings assigned to any class of offered certificates.

Notwithstanding the foregoing, the master servicer, however, has the right, with the written consent of the trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that, the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee.

The Pooling and Servicing Agreement will further provide that neither the master servicer nor the depositor, nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the issuing entity or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer nor the depositor, nor any such person, will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of offered certificates.

DESCRIPTION OF THE CERTIFICATES

  General

The issuing entity will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. We refer to the Class I-A-1 Certificates and Class I-A-2 Certificates together in this free writing prospectus as the Class I-A Certificates. We refer to the Class II-A-1 Certificates and Class II-A-2 Certificates together in this free writing prospectus as the Class II-A Certificates. We refer to the Class III-A-1 Certificates and Class III-A-2 Certificates together in this free writing prospectus as the Class III-A Certificates. We refer to the Class I-A, Class II-A and Class III-A Certificates collectively in this free writing prospectus as the Class A Certificates or the senior certificates. We refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates collectively in this free writing prospectus as the Class M Certificates or the subordinated certificates. We refer to the Class A Certificates and Class M Certificates collectively in this free writing prospectus as the offered certificates. We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates.

The initial owner of the Class CE Certificates is expected to be Bear, Stearns & Co. Inc.

The issuing entity will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

  Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depository for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the issuing entity will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the issuing entity nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Glossary

“Applied Realized Loss Amount” with respect to any class of offered certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the offered certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the related Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the related Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Capitalization Reimbursement Amount” with respect to any distribution date, the aggregate of the amounts added to the Stated Principal Balances of the mortgage loans during the preceding calendar month in connection with the modification of such mortgage loans which amounts represent unreimbursed advances or servicing advances owed to the servicer or the master servicer.

“Certificate Principal Balance” with respect to any class of offered certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of offered certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 55.10% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class I-A Certificates” means any of the Class I-A-1 Certificates and Class I-A-2 Certificates.

“Class I-A Principal Distribution Amount” with respect to the Class I-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Class II-A Certificates” means any of the Class II-A-1 Certificates and Class II-A-2 Certificates.

“Class II-A Principal Distribution Amount” with respect to the Class II-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Class III-A Certificates” means any of the Class III-A-1 Certificates and Class III-A-2 Certificates.

“Class III-A Principal Distribution Amount” with respect to the Class III-A Certificates and any distribution date is the product of the Class A Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group III for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

 “Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 60.60% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 65.30% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 73.70% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 76.60% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 79.80% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 82.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 84.40% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 86.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

“Class M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date)and (10) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)
the product of (i) approximately 88.50% (subject to a variance of plus or minus 5.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)
the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $3,036,859 (subject to a variance of plus or minus 10%).

 “Current Interest” with respect to each class of offered certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act during the related Due Period, in each case to the extent allocated to such class of offered certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the offered certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Group I Principal Distribution Amount” with respect to any distribution date, is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group I for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Group I Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

“Group II Principal Distribution Amount” with respect to any distribution date, is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group II for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Group II Sequential Trigger Event” is a trigger in effect on any distribution date if, before the 37th distribution date, the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the prior calendar month divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 3.00% or if, on or after the 37th distribution date, the applicable test set forth in clause (ii) in the definition of Trigger Event below has been satisfied.

“Group II Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

 “Group III Principal Distribution Amount” with respect to any distribution date, is the product of the Principal Distribution Amount and a fraction, the numerator of which is the Principal Funds for Loan Group III for such distribution date and the denominator of which is the Principal Funds for all loan groups for such distribution date.

“Group III Sequential Trigger Event” is a trigger in effect on any distribution date if, before the 37th distribution date, the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the prior calendar month divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 3.00% or if, on or after the 37th distribution date, the applicable test set forth in clause (ii) in the definition of Trigger Event below has been satisfied.

“Group III Swap Notional Allocation Percentage” with respect to any distribution date, is the percentage equivalent of a fraction, the numerator of which is (x) the aggregate Stated Principal Balance of the mortgage loans in Loan Group III as of the cut-off date, and the denominator of which is (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool as of the cut-off date.

 “Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of offered certificates and any distribution date, is the sum of:

•	the excess of:

(a)	Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b)	the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to each loan group and any distribution date are equal to the sum for such distribution date, without duplication, of:

•	all scheduled interest collected in respect of the related mortgage loans, less the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any,

•	all advances relating to interest on the related mortgage loans,

•	all Compensating Interest,

•
Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries collected during the prior calendar month, to the extent such Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans in the related loan group,

•	the interest portion of proceeds of the repurchase of any mortgage loans in the related loan group, and

•
the interest portion of the purchase price of the assets of the issuing entity upon exercise by the majority holder of the Class CE Certificates or the servicer, as applicable, of the optional termination right, minus

•
any amounts required to be reimbursed to the sponsor, the servicer, the master servicer, the trustee, the Supplemental Interest Trust Trustee and the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

 “Liquidation Proceeds” are all proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties acquired by the servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted mortgage loans, other than the amount of such net proceeds representing any profit realized by the servicer in connection with the disposition of any related properties.

“Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A-1 Certificates, ___% per annum, (ii) with respect to the Class I-A-2 Certificates, ___% per annum, (iii) with respect to the Class II-A-1 Certificates, ___% per annum, (iv) with respect to the Class II-A-2 Certificates, ___% per annum, (v) with respect to the Class III-A-1 Certificates, ___% per annum, (vi) with respect to the Class III-A-2 Certificates, ___% per annum, (vii) with respect to the Class M-1 Certificates, ___% per annum, (viii) with respect to the Class M-2 Certificates, ___% per annum, (ix) with respect to the Class M-3 Certificates, ___% per annum, (x) with respect to the Class M-4 Certificates, ___% per annum, (xi) with respect to the Class M-5 Certificates, ___% per annum, (xii) with respect to the Class M-6 Certificates, ___% per annum, (xiii) with respect to the Class M-7 Certificates, ___% per annum, (xiv) with respect to the Class M-8 Certificates, ___% per annum and (xv) with respect to the Class M-9 Certificates, ___% per annum; and with respect to any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class I-A-2 Certificates, ___% per annum, (ii) with respect to the Class II-A-1 Certificates, ___% per annum, (iii) with respect to the Class II-A-2 Certificates, ___% per annum, (iv) with respect to the Class III-A-1 Certificates, ___% per annum, (v) with respect to the Class III-A-2 Certificates, ___% per annum, (vi) with respect to the Class M-1 Certificates, ___% per annum, (vii) with respect to the Class M-2 Certificates, ___% per annum, (viii) with respect to the Class M-3 Certificates, ___% per annum, (ix) with respect to the Class M-4 Certificates, ___% per annum, (x) with respect to the Class M-5 Certificates, ___% per annum, (xi) with respect to the Class M-6 Certificates, ___% per annum, (xii) with respect to the Class M-7 Certificates, ___% per annum, (xiii) with respect to the Class M-8 Certificates ____% per annum and (xiv) with respect to the Class M-9 Certificates ____% per annum.

 “Net Liquidation Proceeds” with respect to a mortgage loan are Liquidation Proceeds net of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs and court and reasonable attorneys fees reimbursable to the servicer and the Master Servicer pursuant to the Pooling and Servicing Agreement.

“Net Rate Cap” with respect to any distribution date, a per annum rate equal to the excess, if any, of (A)(1) with respect to the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (2) with respect to the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; (3) with respect to the Class III-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group III as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date; and (4) with respect to the Class M Certificates, the weighted average of the weighted average of the net mortgage rates of the mortgage loans in each loan group as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans of each loan group the aggregate Certificate Principal Balance of the related senior certificates, in each case over (B) a per annum rate equal to the sum of (1) the Net Swap Payment payable to the Swap Provider and (2) any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (other than to the extent not already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

The Net Rate Caps will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the related interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

 “Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the offered certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

 “Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 5.75% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 5.75% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 11.50% (subject to a variance of plus or minus 2.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) approximately $3,036,859 (subject to a variance of plus or minus 10%) or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

 “Pass-Through Rate” with respect to each class of offered certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the related Net Rate Cap.

 “Prepayment Period” with respect to a distribution date and each principal prepayment in full, the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs (or with respect to the first distribution date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such distribution date occurs. With respect to a distribution date and each partial principal prepayment, the calendar month prior to the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date is equal to:

•	the Principal Funds for all loan groups for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to each loan group and any distribution date are equal to the sum, without duplication, of:

•
the scheduled principal collected on the mortgage loans in the related loan group during the related Due Period or advanced on or before the servicer remittance date or distribution account deposit date, as applicable,

•	prepayments in respect of the mortgage loans in the related loan group, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan in the related loan group that was repurchased by the sponsor or the servicer,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans in the related loan group, to the extent such Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period, and

•
the principal portion of the purchase price of the assets of the issuing entity upon the exercise by the majority holder of the Class CE Certificates or the servicer, as applicable, of the optional termination right; minus

•
any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Pooling and Servicing Agreement,

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates, in each case to the extent not covered by Interest Funds, and

•	any Capitalization Reimbursement Amount to the extent such amount relates to any mortgage loan in the related group.
“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the servicer through the last day of the month of liquidation over the Net Liquidation Proceeds with respect thereto. With respect to each mortgage loan which is the subject of a Servicing Modification during the calendar month immediately preceding the related distribution date, the sum of (a) the total amount of interest and principal which is forgiven with respect to the related mortgage loan or the amount by which a monthly payment has been reduced due to a reduction of the applicable mortgage interest rate and (b) the amount of any advances and servicing advances, to the extent forgiven, made by the master servicer or the servicer with respect to such mortgage loan which are reimbursable from the issuing entity to the master servicer or the servicer with respect to that Servicing Modification, subject to the terms of the Pooling and Servicing Agreement; provided that, the amounts expressed in clause (a) above shall not include the amounts expressed in clause (b) above. To the extent that the servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

 “Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Servicing Modification” with respect to any mortgage loan that is in default or with respect to which default is imminent or reasonably foreseeable or as otherwise set forth in the Pooling and Servicing Agreement, any modification which is effected by the servicer in accordance with the terms of the Pooling and Servicing Agreement that results in any change to the payment terms of the mortgage loan.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date, (1) the sum of (a) the cut-off date principal balance thereof and (b) the amount by which the Stated Principal Balance of the mortgage loan has been increased pursuant to a Servicing Modification minus (2) the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds and Insurance Proceeds to the extent applied by the servicer or the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the servicer or the master servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date; and

(iv)	any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

 “Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in October 2010 and

(b)	the first distribution date for which the Current Specified EnhancementPercentage is greater than or equal to approximately 44.90% (subject to avariance of plus or minus 5.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date exists if (i) the percentage, referred to in this free writing prospectus as the Delinquency Percentage, obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans which were repurchased from the issuing entity by any party for a reason other than a breach of representations and warranties under the mortgage loan purchase agreement, mortgage loans which were substituted by the sponsor and mortgage loans which have been subject to a Servicing Modification, in each case during the period which includes the previous twelve distribution dates, mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity, and mortgage loans in bankruptcy and foreclosure) by (y) the sum of (A) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (B) mortgage loans which were repurchased from the issuing entity by any party for a reason other than a breach of representations and warranties under the mortgage loan purchase agreement during the period which includes the previous twelve distribution dates, in each case, as of the last day of the related Due Period, exceeds 35.63% (subject to a variance of plus or minus 5.00%) of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

October 2010 through September 2011...............................................................................
3.00% (subject to a variance of plus or minus 5.00%) with respect to  October 2010, plus an additional 1/12th of the difference between 4.85% (subject to a variance of plus or minus 5.00%) and 3.00% (subject to a variance of plus or minus 5.00%) for each month thereafter

October 2011 through September 2012...............................................................................
4.85% (subject to a variance of plus or minus 5.00%) with respect to October 2011, plus an additional 1/12th of the difference between 6.40% (subject to a variance of plus or minus 5.00%) and 4.85% (subject to a variance of plus or minus 5.00%) for each month thereafter

October 2012 through September 2013...............................................................................
6.40% (subject to a variance of plus or minus 5.00%) with respect to October 2012, plus an additional 1/12th of the difference between 7.35% (subject to a variance of plus or minus 5.00%) and 6.40% (subject to a variance of plus or minus 5.00%) for each month thereafter

October 2013 through September 2013...............................................................................
7.35% (subject to a variance of plus or minus 5.00%) with respect to October 2013, plus an additional 1/12th of the difference between 7.55% (subject to a variance of plus or minus 5.00%) and 7.35% (subject to a variance of plus or minus 5.00%) for each month thereafter

October 2014 and thereafter.................................................................................................	7.55% (subject to a variance of plus or minus 5.00%)

The Trigger Event may be amended to change the calculation of delinquencies and Realized Losses for purposes of this definition without consent of the related certificateholders, provided that, a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the related certificates.

“Unpaid Realized Loss Amount” with respect to the Class A Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

  Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Reuters Screen LIBOR01 Page, which is the display page currently so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor, the servicer or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

  Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

1.           From Interest Funds in respect of:

(a)  Loan Group I, to the Class I-A-1 Certificates and Class I-A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon;

(b)  Loan Group II, to the Class II-A-1 Certificates and Class II-A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(c)  Loan Group III, to the Class III-A-1 Certificates and Class III-A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon;

2.  From Interest Funds related to:

(a)  Loan Group I, to the Class II-A Certificates and Class III-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon;

(b)  Loan Group II, to the Class I-A Certificates and Class III-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(c)  Loan Group III, to the Class I-A Certificates and Class II-A Certificates, the remaining Current Interest, if any, and the remaining Interest Carry Forward Amount, if any, for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

3.  From remaining Interest Funds in respect of all loan groups, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates, and thereafter, to the accrued interest payable to the offered certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the offered certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions. On each distribution date, the trustee will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A)            For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1.  To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1 Certificates and Class I-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  from the Group II Principal Distribution Amount for such distribution date, to the Class II-A-1 Certificates and Class II-A-2 Certificates, concurrently on a pro rata basis, until the Certificate Principal Balances thereof are reduced to zero; provided, however, if a Group II Sequential Trigger Event is in effect, the Group II Principal Distribution Amount for such distribution date will be distributed sequentially to the Class II-A-1 Certificates and Class II-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and

(c)  from the Group III Principal Distribution Amount for such distribution date, to the Class III-A-1 Certificates and Class III-A-2 Certificates, concurrently on a pro rata basis, until the Certificate Principal Balances thereof are reduced to zero; provided, however, if a Group III Sequential Trigger Event is in effect, the Group III Principal Distribution Amount for such distribution date will be distributed sequentially to the Class III-A-1 Certificates and Class III-A-2 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

2.  To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10.  To the Class M-9 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

 (B)           For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.  To the Class A Certificates, the Principal Distribution Amount for such distribution date to be distributed as follows:

(a)  from the Group I Principal Distribution Amount for such distribution date, sequentially to the Class I-A-1 Certificates and Class I-A-2 Certificates, in that order, the Class I-A Principal Distribution Amount for such distribution date, in each case until the Certificate Principal Balance thereof is reduced to zero;

(b)  from the Group II Principal Distribution Amount for such distribution date, to the Class II-A-1 Certificates and Class II-A-2 Certificates, concurrently on a pro rata basis, the Class II-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balances thereof are reduced to zero; and

(c)  from the Group III Principal Distribution Amount for such distribution date, to the Class III-A-1 Certificates and Class III-A-2 Certificates, concurrently on a pro rata basis, the Class III-A Principal Distribution Amount for such distribution date, until the Certificate Principal Balances thereof are reduced to zero;

2.           To the Class M-1 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.           To the Class M-2 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.           To the Class M-3 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.           To the Class M-4 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.           To the Class M-5 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.           To the Class M-6 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.           To the Class M-7 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.           To the Class M-8 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

10.           To the Class M-9 Certificates, from any remaining Principal Distribution Amount in respect of all loan groups for such distribution date, the Class M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(C)           Notwithstanding the provisions of clauses (A) and (B) above, if on any distribution date the Class A Certificates related to a loan group are no longer outstanding, the portion of the applicable Principal Distribution Amount or the applicable Class A Principal Distribution Amount, as applicable, otherwise allocable to such Class A Certificates will be allocated to the remaining groups of Class A Certificates in the same manner and order of priority described above.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

  Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the offered certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the issuing entity pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

5.  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the amount of shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of offered certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

  Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the issuing entity, while the offered certificates are outstanding.

All fee rates are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee Rate	Paid From
Servicing Fee(1)(2)	0.500% per annum	mortgage loan interest collections
Trustee Fee(1)(3)	0.0035% per annum	mortgage loan interest collections

(1) The servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2)           The servicing fee will be equal to 1/12th of the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs.

(3)           The trustee fee will be equal to 1/12th of the trustee fee rate multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee is also entitled to receive any amounts earned on permitted investments in the Distribution Account.

  Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the related class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero, and thirteenth, to the unrelated class or classes of Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero; provided, however, any Realized Losses otherwise allocable to the Class I-A-1 Certificates will first be allocated to the Class I-A-2 Certificates, until the Certificate Principal Balance of that class has been reduced to zero, and then to the Class I-A-1 Certificates, any Realized Losses otherwise allocable to the Class II-A-1 Certificates will first be allocated to the Class II-A-2 Certificates, until the Certificate Principal Balance of that class has been reduced to zero, and then to the Class II-A-1 Certificates, and any Realized Losses otherwise allocable to the Class III-A-1 Certificates will first be allocated to the Class III-A-2 Certificates, until the Certificate Principal Balance of that class has been reduced to zero, and then to the Class III-A-1 Certificates. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of offered certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of offered certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that the servicer or the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

  Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer, the swap provider and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of the related distribution to holders of the offered certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
the amount of such distribution to holders of the offered certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the amount of coverage remaining;

6.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the offered certificates (if any);

7.	the Certificate Principal Balance of the offered certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of offered certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period and the general source of funds for reimbursements;

11.
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date and separately identifying such information for the adjustable rate mortgage loans in each such loan group;

12.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.
with respect to any mortgage loan that was liquidated during the prior calendar month, the aggregate Stated Principal Balance of, and Realized Loss on such mortgage loans as of the prior calendar month;

14.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

16.	the total number and principal balance of any mortgage loans that have been modified in the previous twelve distribution dates (beginning with the cut-off date);

17.	the total number and principal balance of any mortgage loans that have been repurchased and substituted in the previous twelve distribution dates;

18.	the cumulative Realized Losses through the end of the preceding month;

19.	the Delinquency Percentage,

20.	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

21.	material breaches of pool asset representation or warranties or transaction covenants;

22.	the amount of the prepayment charges remitted by the servicer and the amount on deposit in the related reserve fund;

23.
the amount of any Net Swap Payment payable to the issuing entity, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the issuing entity and any Swap Termination Payment payable to the Swap Provider;

24.	information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable; and

25.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee at (312) 992-2835. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” in this free writing prospectus.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

  Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor, the company and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein,

•	to conform to the language in the prospectus supplement,

•	to comply with any changes in the Internal Revenue Code of 1986,

•	to revise any provisions to reflect the obligations of the parties to the Pooling and Servicing Agreement as they relate to Regulation AB, or

•
to change the manner in which the Protected Account, Master Servicer Collection Account or Distribution Account is maintained or to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof;

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor, the company and the trustee with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates or, if applicable, holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the issuing entity’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer or the trustee shall enter into any amendment that that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

  Voting Rights

As of any date of determination,

•	holders of the offered certificates will be allocated 92% of all voting rights, allocated among such offered certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class CE Certificates will be allocated 3% of all voting rights, and

•	holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

  Optional Termination

The majority holder of the Class CE Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, the servicer will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class CE Certificates or the servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the Stated Principal Balance of the related mortgage loan,

•
any unreimbursed out-of-pocket costs and expenses of the trustee, the servicer or the master servicer and the principal portion of any unreimbursed advances previously incurred by the servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment including Net Swap Payments payable to the Swap Provider which remains unpaid or which is due as a result of the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class CE Certificates or the servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the certificates.

  Transfer of Servicing and Master Servicing

The servicer may sell and assign its rights and delegate its duties and obligations in its entirety as servicer under the Pooling and Servicing Agreement: (i) upon the assignment of its servicing duties with respect to all or a portion of the mortgage loans to an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing that has a net worth of not less than $15,000,000 and with the prior written consent of the master servicer and the trustee (which consent shall not be unreasonably withheld) or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the servicer. Any determination permitting the resignation of the servicer shall be evidenced by an opinion of counsel to such effect addressed to and delivered, to the master servicer and the trustee which opinion of counsel shall be in form and substance acceptable to the master servicer and the trustee. No appointment of a successor to the servicer will be effective hereunder unless (a) such successor will have represented that it is meets the eligibility criteria set forth in clause (i) above and (b) such successor has agreed to assume the obligations of the servicer as described in the Pooling and Servicing Agreement to the extent of the mortgage loans to be serviced by such successor. The servicer shall provide a copy of the written confirmation of the rating agencies and the agreement executed by such successor to the master servicer and the trustee. No such resignation will become effective until a qualified successor or the master servicer or trustee, as applicable will have assumed the servicer’s responsibilities and obligations hereunder. The servicer shall notify the master servicer, the trustee and the rating agencies of the resignation of the servicer or the assignment of all or a portion of its servicing duties hereunder in accordance with the Pooling and Servicing Agreement.

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which (or an affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans) will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the trustee; and (iii) the master servicer assigning and selling the servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

  Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC will have the right, but not the obligation, to purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter.

In addition, EMC will have the right, but not the obligation, to purchase any mortgage loan from the issuing entity for which (i) the initial scheduled payment due to the sponsor or (ii) the initial scheduled payment due to the issuing entity becomes thirty days delinquent; provided, however, such optional purchase shall be exercised no later than the 270th day after such mortgage loan is subject to such optional repurchase. Such purchase shall be made at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed.

These optional purchase rights described above may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the issuing entity may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the certificates.

  Events of Default

Events of default with respect to the master servicer under the Pooling and Servicing Agreement include, but are not limited to:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Events of default with respect to the servicer under the Pooling and Servicing Agreement include, but are not limited to:

•	any failure by the servicer to remit to the master servicer any payment including any advance required to be made under the terms of the pooling and servicing agreement on any remittance date;

•
any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements (other than as set forth in the Pooling and Servicing Agreement) on the part of the servicer set forth in the Pooling and Servicing Agreement, the breach of which has a material adverse effect and which continues unremedied for a period of sixty days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the master servicer; or

•
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days.

  Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement with respect to the master servicer remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans and the proceeds thereof, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities, duties and obligations of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation, reimbursement of expenses and indemnification which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred; provided, however, the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the above, the trustee may, if it will be unwilling to act, or will, if it is prohibited by applicable law from making advances or if it is otherwise unable to act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation.

If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided, however that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer as provided under the Pooling and Servicing Agreement. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the issuing entity.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

So long as an event of default with respect to the servicer remains unremedied, the master servicer or the trustee as successor master servicer, by notice in writing to the servicer may, in addition to whatever rights the master servicer or the trustee as successor master servicer may have under the Pooling and Servicing Agreement and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the servicer under the Pooling and Servicing Agreement and the proceeds thereof without compensating the servicer for the same. On or after the receipt by the servicer of such written notice, all authority and power of the servicer under the Pooling and Servicing Agreement shall pass to and be vested in the master servicer or the trustee as successor master servicer, as applicable. Upon written request from the master servicer or the trustee as successor master servicer, the servicer will prepare, execute and deliver, any and all documents and other instruments, place in the master servicer or the trustee’s as successor master servicer possession and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise, at the servicer’s sole expense. The servicer will pay any costs and expenses incurred by the master servicer or the trustee as successor master servicer in accordance with the Pooling and Servicing Agreement and will cooperate with the master servicer or the trustee as successor master servicer in effecting the termination of the servicer’s responsibilities and rights under the Pooling and Servicing Agreement, including, without limitation, the transfer to such successor for administration by it of all cash amounts which will at the time be credited by the servicer to the Protected Account or thereafter received with respect to the mortgage loans or any related REO property. The master servicer or the trustee as successor master servicer can waive only by written notice any default by the servicer in the performance of its obligations under the Pooling and Servicing Agreement and its consequences. Upon any such waiver of a past default, such default will cease to exist, and any event of default arising from it will be deemed to have been remedied for the purpose of the Pooling and Servicing Agreement. No such waiver will extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

  The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 650 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of June 30, 2007, LaSalle serves as trustee, securities administrator or paying agent on over 575 residential mortgage-backed security transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services - Bear Stearns Asset Backed Securities I LLC, Series 2007-HE7 or at such other address as the trustee may designate from time to time.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor or the master servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the issuing entity. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling and Servicing Agreement.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee will automatically become the successor to the master servicer as described above under “Description of the Certificates –Rights Upon Event of Default” in this free writing prospectus.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders and the Swap Provider, within 60 days after the occurrence of any event of default, notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle, as trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the issuing entity for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the issuing entity as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the issuing entity. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

The trustee and the sponsor are parties to certain custodial agreements whereby the trustee, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the trustee is currently providing custodial services for the mortgage loans to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (the “Swap Provider”) for the benefit of the holders of the offered certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Swap Account”) certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the offered certificates certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in October 2007 and ending with the distribution date in September 2012, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.7125% per annum (subject to a variance of plus or minus 1.00%), (y) the product of (i) the Swap Notional Amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the trust will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the trust to the Swap Account.

The Swap Notional Amount with respect to the Interest Rate Swap Agreement and each distribution date set forth below will be the approximate related notional amount set forth below.

Month of Distribution Date	Interest Rate Swap Agreement Notional Amount ($) (the Notional Amount is subject to a variance of plus or minus 10%)
October 2007	6,073,718.4755
November 2007	6,036,971.9897
December 2007	5,994,100.2707
January 2008	5,945,156.5961
February 2008	5,890,213.1786
March 2008	5,829,361.1955
April 2008	5,762,710.7232
May 2008	5,690,390.5763
June 2008	5,612,548.0489
July 2008	5,529,348.5567
August 2008	5,440,975.1802
September 2008	5,347,643.5520
October 2008	5,252,664.0834
November 2008	5,159,359.1277
December 2008	5,067,699.2405
January 2009	4,977,655.4953
February 2009	4,889,199.4742
March 2009	4,802,303.2588
April 2009	4,716,939.4217
May 2009	4,633,081.0176
June 2009	4,550,701.5749
July 2009	4,469,775.0875
August 2009	4,390,056.5723
September 2009	4,226,389.7080
October 2009	4,047,950.4410
November 2009	3,880,408.1227
December 2009	3,722,993.5355
January 2010	3,574,997.3271
February 2010	3,435,775.5146
March 2010	3,310,053.3880
April 2010	3,197,340.9822
May 2010	3,095,642.0595
June 2010	3,003,349.6733
July 2010	2,919,148.1523
August 2010	2,841,982.7341
September 2010	2,770,982.4062
October 2010	2,705,416.2184
November 2010	2,644,709.9816
December 2010	2,588,341.8597
January 2011	2,535,884.0019
February 2011	2,486,982.9084
March 2011	2,439,579.1751
April 2011	2,393,094.2762
May 2011	2,347,510.0505
June 2011	2,302,808.4878
July 2011	2,258,972.0580
August 2011	2,215,983.5894
September 2011	2,173,826.2610
October 2011	1,529,030.5489
November 2011	1,502,973.7308
December 2011	1,477,353.6415
January 2012	1,452,163.0280
February 2012	1,427,394.7569
March 2012	1,403,041.8132
April 2012	1,379,097.2972
May 2012	1,355,554.4237
June 2012	1,332,406.5190
July 2012	1,309,647.0204
August 2012	1,287,269.4734
September 2012	1,265,267.5299

The Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Early Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment as required under the terms of the Interest Rate Swap Agreement,

•	failure by the Swap Provider to comply with or perform certain agreements or obligations as required under the terms of the Interest Rate Swap Agreement,

•	failure to comply with or perform certain agreements or obligations in connection with any credit support document as required under the terms of the Interest Rate Swap Agreement,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or any credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or any credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	certain mergers, consolidations or asset transfers without an assumption of related obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination Events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•
failure of the Swap Provider to maintain certain credit ratings or otherwise comply with the downgrade provisions of the Interest Rate Swap Agreement (including certain collateral posting requirements), in each case in certain circumstances as specified in the Interest Rate Swap Agreement,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement,

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement, and

•	failure of the trustee on behalf of the trust to pay certain amounts to the holders of the senior certificates as required under the Pooling and Servicing Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below certain ratings thresholds specified in the Interest Rate Swap Agreement, the Swap Provider may be required, at its own expense and in accordance with the requirements of the Interest Rate Swap Agreement, to do one or more of the following: (1) obtain a substitute swap provider, or (2) establish any other arrangement as may be specified for such purpose in the Interest Rate Swap Agreement.

After the closing date, to the extent provided for in the Interest Rate Swap Agreement, the Swap Provider may transfer its rights and obligations under the Interest Rate Swap Agreement without the consent of the other party, if certain conditions specified in the Interest Rate Swap Agreement are satisfied.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, upon satisfaction of certain additional requirements, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the certificateholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to certain distributions to the holders of the offered certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment.

If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Swap Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment will be treated as a Net Swap Payment received from the Swap Provider and distributed as described in this free writing prospectus under “The Swap Administration Agreement”.

A “Swap Provider Trigger Event” shall mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

The Swap Provider, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, the Swap Provider maintains a ratings classification of “AAA” from Standard & Poor’s and “Aaa” from Moody’s. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of (i) the ratings analysis from each of Standard & Poor’s and Moody’s evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider.  Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Swap Provider is an affiliate of Bear, Stearns & Co. Inc., the depositor and EMC.

The Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately preceding paragraph.

The aggregate “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the offered certificates to the extent that it receives funds from the swap provider. The Swap Administrator will only be obligated to make payments to the swap provider to the extent that it receives funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Swap Account in respect of the Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Swap Account and distribute such amounts to the offered certificates in the following order of priority:

first, to each class of Class A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the related mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay Current Interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class A Certificates, on a pro rata basis, based on the amount of the Basis Risk Shortfall Carry Forward Amount for each such class, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

fourth, to pay as principal to the offered certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any such amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the offered certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the offered certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of offered certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. In addition, approximately 72.65%, 68.34% and 74.76% of the mortgage loans in Loan Group I, Loan Group II and Loan Group III, respectively, and approximately 71.64% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the offered certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets in the related loan group at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of offered certificates;

•	with respect to the offered certificates, the final Overcollateralization Target Amount, the Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of offered certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “— Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the offered certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions” and “The Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net Rate Cap, there will be little or no excess interest.

In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the offered certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the Swap Provider as described in this free writing prospectus. In addition, the related Net Rate Cap and therefore the Pass-Through Rate on offered certificates may be reduced by the requirement of the issuing entity to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of offered certificates (other than the Class I-A-1 Certificates) is the distribution date in October 2037, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class I-A-1 Certificates is the distribution date in August 2037. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the related mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and

•
the majority holder of the Class CE Certificates may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus. If the majority holder of the Class CE Certificates does not exercise such right, the servicer may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any issuing entity, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans.

With respect to the fixed rate mortgage loans, a 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 6% in the first month of the life of such pool, such rate increasing by an additional approximate 1.09% CPR (precisely 12%/11) each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 18% CPR for the remainder of the life of such pool.

 With respect to the adjustable rate mortgage loans, a 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a CPR of 6% in the first month of the life of such pool, such rate increasing by an additional approximate 1.27% CPR (precisely 14%/11) each month thereafter through the twelfth month of the life of such pool, such rate remaining constant at 20% CPR through the twenty-third month of the life of such pool, such rate increasing to 60% CPR for the twenty-fourth month of the life of such pool, such rate remaining constant at 60% CPR through the twenty-ninth month of the life of such pool, such rate decreasing by an additional approximate 2.92% CPR (precisely 35%/12) through the forty-first month of the life of such pool, and such rate thereafter remaining constant at 25% CPR for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans in the respective loan groups prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in October 2007, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in October 2007, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in September 2007, and include 30 days interest thereon;

•	the level of Six-Month LIBOR and One-Month LIBOR remains constant at 5.50938%,and 5.7525% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods or balloon periods);

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is September 19, 2007;

•	the Overcollateralization Target Amount, the Stepdown Date and the Trigger Event are described in this free writing prospectus (without variance);

•
except as indicated with respect to the weighted average lives, the majority holder of the Class CE Certificates or the servicer, as applicable, does not exercise its right to purchase the assets of the issuing entity on the optional termination date;

•	all prepayment speeds are limited to 100% CPR in any period and in any scenario; and

•	each loan group consists of the mortgage loans having the approximate characteristics described below:

Loan Number	Group	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Remaining Term to Maturity for Balloon Loans (in months)	Original Amortization Term (in months)	Remaining Amortization Term (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	I	34,978,848.51	9.083	0.505	360	480	480	N/A	N/A
2	I	25,963,679.08	7.752	0.505	360	600	600	N/A	N/A
3	I	98,624,577.31	8.391	0.505	N/A	356	356	N/A	N/A
4	I	10,328,039.59	7.521	0.505	N/A	360	360	N/A	N/A
5	I	48,589,498.45	9.206	0.505	N/A	360	359	5.703	2.925
6	I	41,387,840.89	9.135	0.505	359	480	479	5.732	3.000
7	I	22,298,935.49	8.155	0.505	359	600	599	5.653	3.000
8	I	4,696,600.00	8.389	0.505	N/A	360	359	5.501	3.000
9	I	21,937,110.12	9.939	0.505	N/A	360	360	5.879	3.000
10	I	9,748,383.33	9.407	0.505	360	480	480	5.780	3.000
11	I	5,005,828.41	8.906	0.505	360	600	600	5.608	3.000
12	I	512,000.00	9.405	0.505	N/A	360	360	5.501	3.000
13	I	1,513,029.50	8.507	0.505	N/A	360	360	5.738	3.000
14	I	307,500.00	8.301	0.505	360	600	600	5.501	3.000
15	II	21,486,781.42	8.974	0.505	359	480	479	N/A	N/A
16	II	14,079,660.28	7.663	0.505	359	600	599	N/A	N/A
17	II	489,915.70	10.877	0.505	178	360	358	N/A	N/A
18	II	61,796,307.51	8.395	0.505	N/A	357	356	N/A	N/A
19	II	1,450,250.00	7.077	0.505	N/A	360	359	N/A	N/A
20	II	47,281,235.32	9.460	0.505	N/A	360	359	5.778	3.000
21	II	28,930,342.58	9.304	0.505	359	480	479	5.816	2.993
22	II	9,489,552.65	7.890	0.505	359	600	599	5.620	3.000
23	II	819,500.00	7.500	0.505	N/A	360	359	5.592	3.000
24	II	285,745.87	8.756	0.505	N/A	360	359	5.730	3.000
25	II	1,027,564.97	10.043	0.505	359	480	479	6.116	3.000
26	II	219,972.15	7.991	0.505	359	600	599	5.501	3.000
27	II	432,916.75	8.364	0.505	N/A	360	359	5.653	3.000
28	II	169,846.93	7.701	0.505	359	480	479	6.751	3.000
29	III	13,351,150.00	8.778	0.505	360	480	480	N/A	N/A
30	III	11,045,134.00	7.837	0.505	360	600	600	N/A	N/A
31	III	29,701,630.24	8.759	0.505	N/A	357	357	N/A	N/A
32	III	1,190,200.00	7.465	0.505	N/A	360	360	N/A	N/A
33	III	9,837,413.00	9.189	0.505	N/A	360	360	5.721	2.942
34	III	6,302,550.00	8.941	0.505	360	480	480	5.713	2.863
35	III	3,867,941.00	8.259	0.505	360	600	600	5.786	3.000
36	III	520,000.00	9.421	0.505	N/A	360	360	5.641	3.000
37	III	7,281,516.50	9.642	0.505	N/A	360	360	5.792	3.000
38	III	6,964,250.00	9.226	0.505	360	480	480	5.929	2.961
39	III	2,691,300.00	8.349	0.505	360	600	600	5.544	3.000
40	III	249,300.00	7.991	0.505	N/A	360	360	5.501	3.000
41	III	518,000.00	6.952	0.505	N/A	360	360	5.602	3.000

Loan Number	Group	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	I	N/A	N/A	N/A	N/A	N/A	N/A	N/A
4	I	N/A	N/A	N/A	N/A	N/A	N/A	77
5	I	1.886	8.960	15.206	23	6	6 Mo. LIBOR	N/A
6	I	1.824	9.043	15.135	23	6	6 Mo. LIBOR	N/A
7	I	1.827	8.021	14.155	23	6	6 Mo. LIBOR	N/A
8	I	2.091	7.906	14.389	23	6	6 Mo. LIBOR	67
9	I	1.517	9.939	15.939	36	6	6 Mo. LIBOR	N/A
10	I	1.288	9.407	15.407	36	6	6 Mo. LIBOR	N/A
11	I	1.650	8.906	14.906	36	6	6 Mo. LIBOR	N/A
12	I	3.000	8.405	15.405	36	6	6 Mo. LIBOR	79
13	I	2.606	8.507	14.507	60	6	6 Mo. LIBOR	N/A
14	I	1.000	8.301	14.301	60	6	6 Mo. LIBOR	N/A
15	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
16	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
17	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
18	II	N/A	N/A	N/A	N/A	N/A	N/A	N/A
19	II	N/A	N/A	N/A	N/A	N/A	N/A	59
20	II	1.685	9.419	15.475	23	6	6 Mo. LIBOR	N/A
21	II	1.733	9.044	15.309	23	6	6 Mo. LIBOR	N/A
22	II	1.405	7.830	13.890	23	6	6 Mo. LIBOR	N/A
23	II	1.000	7.473	13.500	23	6	6 Mo. LIBOR	108
24	II	1.919	7.216	14.756	35	6	6 Mo. LIBOR	N/A
25	II	2.689	10.043	16.043	35	6	6 Mo. LIBOR	N/A
26	II	1.000	7.991	13.991	35	6	6 Mo. LIBOR	N/A
27	II	2.031	8.364	14.364	59	6	6 Mo. LIBOR	N/A
28	II	3.000	7.701	13.701	59	6	6 Mo. LIBOR	N/A
29	III	N/A	N/A	N/A	N/A	N/A	N/A	N/A
30	III	N/A	N/A	N/A	N/A	N/A	N/A	N/A
31	III	N/A	N/A	N/A	N/A	N/A	N/A	N/A
32	III	N/A	N/A	N/A	N/A	N/A	N/A	80
33	III	2.238	8.984	15.189	24	6	6 Mo. LIBOR	N/A
34	III	2.476	8.389	14.941	24	6	6 Mo. LIBOR	N/A
35	III	3.000	8.259	14.259	24	6	6 Mo. LIBOR	N/A
36	III	1.000	9.421	15.421	24	6	6 Mo. LIBOR	60
37	III	1.920	9.642	15.642	36	6	6 Mo. LIBOR	N/A
38	III	1.344	8.909	15.226	36	6	6 Mo. LIBOR	N/A
39	III	1.556	8.349	14.349	36	6	6 Mo. LIBOR	N/A
40	III	3.000	7.991	13.991	36	6	6 Mo. LIBOR	120
41	III	1.811	6.952	12.952	60	6	6 Mo. LIBOR	N/A

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	99	90	85	80	75	70	65	60
September 25, 2009	99	73	61	49	38	25	0	0
September 25, 2010	98	52	32	15	1	0	0	0
September 25, 2011	97	40	21	11	1	0	0	0
September 25, 2012	96	30	15	5	0	0	0	0
September 25, 2013	95	22	10	1	0	0	0	0
September 25, 2014	94	18	5	0	0	0	0	0
September 25, 2015	93	14	2	0	0	0	0	0
September 25, 2016	91	10	0	0	0	0	0	0
September 25, 2017	90	7	0	0	0	0	0	0
September 25, 2018	88	4	0	0	0	0	0	0
September 25, 2019	86	2	0	0	0	0	0	0
September 25, 2020	84	0	0	0	0	0	0	0
September 25, 2021	82	0	0	0	0	0	0	0
September 25, 2022	79	0	0	0	0	0	0	0
September 25, 2023	77	0	0	0	0	0	0	0
September 25, 2024	74	0	0	0	0	0	0	0
September 25, 2025	71	0	0	0	0	0	0	0
September 25, 2026	67	0	0	0	0	0	0	0
September 25, 2027	63	0	0	0	0	0	0	0
September 25, 2028	59	0	0	0	0	0	0	0
September 25, 2029	54	0	0	0	0	0	0	0
September 25, 2030	49	0	0	0	0	0	0	0
September 25, 2031	43	0	0	0	0	0	0	0
September 25, 2032	37	0	0	0	0	0	0	0
September 25, 2033	30	0	0	0	0	0	0	0
September 25, 2034	23	0	0	0	0	0	0	0
September 25, 2035	18	0	0	0	0	0	0	0
September 25, 2036	13	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	21.07	4.17	2.85	2.18	1.70	1.48	1.32	1.23
Weighted Average Life (in years)(1)(2)	21.07	4.17	2.85	2.18	1.70	1.48	1.32	1.23

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class I-A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	46	21
September 25, 2010	100	100	100	100	100	31	0	0
September 25, 2011	100	100	100	100	100	31	0	0
September 25, 2012	100	100	100	100	90	31	0	0
September 25, 2013	100	100	100	100	67	31	0	0
September 25, 2014	100	100	100	82	50	29	0	0
September 25, 2015	100	100	100	65	37	20	0	0
September 25, 2016	100	100	91	51	28	14	0	0
September 25, 2017	100	100	76	41	21	9	0	0
September 25, 2018	100	100	64	32	15	6	0	0
September 25, 2019	100	100	54	25	11	4	0	0
September 25, 2020	100	97	45	20	8	1	0	0
September 25, 2021	100	86	37	15	6	0	0	0
September 25, 2022	100	75	31	12	4	0	0	0
September 25, 2023	100	66	26	9	1	0	0	0
September 25, 2024	100	58	21	7	0	0	0	0
September 25, 2025	100	50	17	5	0	0	0	0
September 25, 2026	100	44	14	4	0	0	0	0
September 25, 2027	100	38	12	2	0	0	0	0
September 25, 2028	100	33	9	*	0	0	0	0
September 25, 2029	100	28	7	0	0	0	0	0
September 25, 2030	100	24	6	0	0	0	0	0
September 25, 2031	100	20	5	0	0	0	0	0
September 25, 2032	100	17	3	0	0	0	0	0
September 25, 2033	100	14	1	0	0	0	0	0
September 25, 2034	100	11	0	0	0	0	0	0
September 25, 2035	100	8	0	0	0	0	0	0
September 25, 2036	100	6	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	30.00	19.32	13.75	10.26	7.94	4.77	2.16	2.03
Weighted Average Life (in years)(1)(2)	30.00	16.94	11.59	8.51	6.58	3.74	2.16	2.03

*      Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class II-A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	99	91	86	82	77	73	69	64
September 25, 2009	99	77	66	56	46	34	7	3
September 25, 2010	98	59	42	28	15	4	0	0
September 25, 2011	97	49	32	24	15	4	0	0
September 25, 2012	96	40	27	19	13	4	0	0
September 25, 2013	95	34	23	15	10	4	0	0
September 25, 2014	94	30	19	12	7	4	0	0
September 25, 2015	93	27	16	9	5	3	0	0
September 25, 2016	92	24	13	7	4	2	0	0
September 25, 2017	91	21	11	6	3	1	0	0
September 25, 2018	89	18	9	5	2	1	0	0
September 25, 2019	88	16	8	4	1	*	0	0
September 25, 2020	86	14	7	3	1	0	0	0
September 25, 2021	84	13	5	2	1	0	0	0
September 25, 2022	82	11	4	2	*	0	0	0
September 25, 2023	79	10	4	1	0	0	0	0
September 25, 2024	77	8	3	1	0	0	0	0
September 25, 2025	74	7	2	1	0	0	0	0
September 25, 2026	71	6	2	*	0	0	0	0
September 25, 2027	67	6	2	*	0	0	0	0
September 25, 2028	63	5	1	0	0	0	0	0
September 25, 2029	59	4	1	0	0	0	0	0
September 25, 2030	55	3	1	0	0	0	0	0
September 25, 2031	49	3	1	0	0	0	0	0
September 25, 2032	44	2	*	0	0	0	0	0
September 25, 2033	38	2	*	0	0	0	0	0
September 25, 2034	32	1	0	0	0	0	0	0
September 25, 2035	28	1	0	0	0	0	0	0
September 25, 2036	23	1	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.05	6.37	4.42	3.32	2.57	1.92	1.41	1.32
Weighted Average Life (in years)(1)(2)	22.05	6.03	4.12	3.09	2.39	1.79	1.41	1.32
*      Indicates a number that is greater than zero but less than 0.5%.

 (1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class III-A Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	99	91	87	83	79	75	71	67
September 25, 2009	99	79	69	60	51	41	12	8
September 25, 2010	98	61	45	31	19	8	0	0
September 25, 2011	97	51	35	28	19	8	0	0
September 25, 2012	97	42	30	22	17	8	0	0
September 25, 2013	96	36	25	18	13	8	0	0
September 25, 2014	95	32	22	15	10	8	0	0
September 25, 2015	94	29	18	12	8	6	0	0
September 25, 2016	93	26	16	10	7	5	0	0
September 25, 2017	92	23	13	8	5	4	0	0
September 25, 2018	90	20	11	7	5	4	0	0
September 25, 2019	89	18	10	6	4	3	0	0
September 25, 2020	87	16	8	5	3	3	0	0
September 25, 2021	85	14	7	4	3	1	0	0
September 25, 2022	83	13	6	4	3	0	0	0
September 25, 2023	81	11	5	3	2	0	0	0
September 25, 2024	79	10	5	3	1	0	0	0
September 25, 2025	76	9	4	2	0	0	0	0
September 25, 2026	73	8	3	2	0	0	0	0
September 25, 2027	70	7	3	2	0	0	0	0
September 25, 2028	67	6	3	1	0	0	0	0
September 25, 2029	63	5	2	*	0	0	0	0
September 25, 2030	58	5	2	0	0	0	0	0
September 25, 2031	54	4	2	0	0	0	0	0
September 25, 2032	49	4	2	0	0	0	0	0
September 25, 2033	43	3	1	0	0	0	0	0
September 25, 2034	38	3	*	0	0	0	0	0
September 25, 2035	34	2	0	0	0	0	0	0
September 25, 2036	30	2	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	22.76	6.86	4.91	3.81	3.04	2.38	1.50	1.40
Weighted Average Life (in years)(1)(2)	22.76	6.37	4.39	3.34	2.62	1.98	1.50	1.40

*      Indicates a number that is greater than zero but less than 0.5%.

 (1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

 Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	0	0
September 25, 2011	100	100	93	70	100	100	0	0
September 25, 2012	100	100	78	56	39	100	0	0
September 25, 2013	100	96	66	44	29	65	0	0
September 25, 2014	100	85	55	35	22	14	0	0
September 25, 2015	100	76	47	28	17	10	0	0
September 25, 2016	100	67	39	22	13	7	0	0
September 25, 2017	100	60	33	18	9	5	0	0
September 25, 2018	100	53	28	14	7	4	0	0
September 25, 2019	100	47	23	11	5	2	0	0
September 25, 2020	100	42	19	9	4	0	0	0
September 25, 2021	100	37	16	7	3	0	0	0
September 25, 2022	100	32	14	6	*	0	0	0
September 25, 2023	100	28	11	4	0	0	0	0
September 25, 2024	100	25	9	4	0	0	0	0
September 25, 2025	100	22	8	3	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	5	0	0	0	0	0
September 25, 2028	100	14	4	0	0	0	0	0
September 25, 2029	100	12	4	0	0	0	0	0
September 25, 2030	100	10	3	0	0	0	0	0
September 25, 2031	100	9	1	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	6	0	0	0	0	0	0
September 25, 2034	97	5	0	0	0	0	0	0
September 25, 2035	85	4	0	0	0	0	0	0
September 25, 2036	73	3	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.33	9.20	6.86	5.95	6.64	2.83	2.47
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.09	5.33	5.89	2.83	2.47

*      Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	81	0
September 25, 2011	100	100	93	70	75	100	81	0
September 25, 2012	100	100	78	56	39	83	81	0
September 25, 2013	100	96	66	44	29	19	81	0
September 25, 2014	100	85	55	35	22	14	81	0
September 25, 2015	100	76	47	28	17	10	77	0
September 25, 2016	100	67	39	22	13	7	52	0
September 25, 2017	100	60	33	18	9	5	33	0
September 25, 2018	100	53	28	14	7	4	15	0
September 25, 2019	100	47	23	11	5	0	3	0
September 25, 2020	100	42	19	9	4	0	0	0
September 25, 2021	100	37	16	7	3	0	0	0
September 25, 2022	100	32	14	6	0	0	0	0
September 25, 2023	100	28	11	4	0	0	0	0
September 25, 2024	100	25	9	4	0	0	0	0
September 25, 2025	100	22	8	2	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	5	0	0	0	0	0
September 25, 2028	100	14	4	0	0	0	0	0
September 25, 2029	100	12	4	0	0	0	0	0
September 25, 2030	100	10	3	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	6	0	0	0	0	0	0
September 25, 2034	97	5	0	0	0	0	0	0
September 25, 2035	85	4	0	0	0	0	0	0
September 25, 2036	73	3	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.32	9.18	6.83	5.79	5.90	8.49	2.75
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.08	5.18	5.40	4.43	2.75
 (1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	71
September 25, 2011	100	100	93	70	52	100	100	71
September 25, 2012	100	100	78	56	39	27	100	71
September 25, 2013	100	96	66	44	29	19	61	71
September 25, 2014	100	85	55	35	22	14	27	46
September 25, 2015	100	76	47	28	17	10	6	28
September 25, 2016	100	67	39	22	13	7	4	13
September 25, 2017	100	60	33	18	9	5	0	4
September 25, 2018	100	53	28	14	7	3	0	0
September 25, 2019	100	47	23	11	5	0	0	0
September 25, 2020	100	42	19	9	4	0	0	0
September 25, 2021	100	37	16	7	1	0	0	0
September 25, 2022	100	32	14	6	0	0	0	0
September 25, 2023	100	28	11	4	0	0	0	0
September 25, 2024	100	25	9	3	0	0	0	0
September 25, 2025	100	22	8	0	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	5	0	0	0	0	0
September 25, 2028	100	14	4	0	0	0	0	0
September 25, 2029	100	12	3	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	6	0	0	0	0	0	0
September 25, 2034	97	5	0	0	0	0	0	0
September 25, 2035	85	4	0	0	0	0	0	0
September 25, 2036	73	*	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.30	9.16	6.79	5.64	5.37	6.52	6.39
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.06	5.05	4.88	4.77	3.77
*      Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	100
September 25, 2011	100	100	93	70	52	71	100	100
September 25, 2012	100	100	78	56	39	27	49	100
September 25, 2013	100	96	66	44	29	19	12	13
September 25, 2014	100	85	55	35	22	14	8	5
September 25, 2015	100	76	47	28	17	10	6	0
September 25, 2016	100	67	39	22	13	7	0	0
September 25, 2017	100	60	33	18	9	5	0	0
September 25, 2018	100	53	28	14	7	0	0	0
September 25, 2019	100	47	23	11	5	0	0	0
September 25, 2020	100	42	19	9	2	0	0	0
September 25, 2021	100	37	16	7	0	0	0	0
September 25, 2022	100	32	14	6	0	0	0	0
September 25, 2023	100	28	11	4	0	0	0	0
September 25, 2024	100	25	9	0	0	0	0	0
September 25, 2025	100	22	8	0	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	5	0	0	0	0	0
September 25, 2028	100	14	4	0	0	0	0	0
September 25, 2029	100	12	0	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	6	0	0	0	0	0	0
September 25, 2034	97	5	0	0	0	0	0	0
September 25, 2035	85	*	0	0	0	0	0	0
September 25, 2036	73	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.27	9.12	6.75	5.52	5.05	5.37	5.81
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.05	4.97	4.58	4.77	4.10

*     Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	100
September 25, 2011	100	100	93	70	52	37	100	100
September 25, 2012	100	100	78	56	39	27	18	48
September 25, 2013	100	96	66	44	29	19	12	8
September 25, 2014	100	85	55	35	22	14	8	5
September 25, 2015	100	76	47	28	17	10	6	0
September 25, 2016	100	67	39	22	13	7	0	0
September 25, 2017	100	60	33	18	9	5	0	0
September 25, 2018	100	53	28	14	7	0	0	0
September 25, 2019	100	47	23	11	5	0	0	0
September 25, 2020	100	42	19	9	0	0	0	0
September 25, 2021	100	37	16	7	0	0	0	0
September 25, 2022	100	32	14	6	0	0	0	0
September 25, 2023	100	28	11	1	0	0	0	0
September 25, 2024	100	25	9	0	0	0	0	0
September 25, 2025	100	22	8	0	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	5	0	0	0	0	0
September 25, 2028	100	14	1	0	0	0	0	0
September 25, 2029	100	12	0	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	6	0	0	0	0	0	0
September 25, 2034	97	5	0	0	0	0	0	0
September 25, 2035	85	0	0	0	0	0	0	0
September 25, 2036	73	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.24	9.09	6.73	5.47	4.92	5.02	5.20
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.05	4.93	4.47	4.63	4.10
 (1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	100
September 25, 2011	100	100	93	70	52	37	100	100
September 25, 2012	100	100	78	56	39	27	18	13
September 25, 2013	100	96	66	44	29	19	12	8
September 25, 2014	100	85	55	35	22	14	8	2
September 25, 2015	100	76	47	28	17	10	5	0
September 25, 2016	100	67	39	22	13	7	0	0
September 25, 2017	100	60	33	18	9	0	0	0
September 25, 2018	100	53	28	14	7	0	0	0
September 25, 2019	100	47	23	11	3	0	0	0
September 25, 2020	100	42	19	9	0	0	0	0
September 25, 2021	100	37	16	7	0	0	0	0
September 25, 2022	100	32	14	5	0	0	0	0
September 25, 2023	100	28	11	0	0	0	0	0
September 25, 2024	100	25	9	0	0	0	0	0
September 25, 2025	100	22	8	0	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	3	0	0	0	0	0
September 25, 2028	100	14	0	0	0	0	0	0
September 25, 2029	100	12	0	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	6	0	0	0	0	0	0
September 25, 2034	97	0	0	0	0	0	0	0
September 25, 2035	85	0	0	0	0	0	0	0
September 25, 2036	73	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.21	9.06	6.70	5.42	4.80	4.76	4.79
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.05	4.90	4.37	4.38	4.10
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	100
September 25, 2011	100	100	93	70	52	37	60	100
September 25, 2012	100	100	78	56	39	27	18	13
September 25, 2013	100	96	66	44	29	19	12	8
September 25, 2014	100	85	55	35	22	14	8	0
September 25, 2015	100	76	47	28	17	10	0	0
September 25, 2016	100	67	39	22	13	7	0	0
September 25, 2017	100	60	33	18	9	0	0	0
September 25, 2018	100	53	28	14	7	0	0	0
September 25, 2019	100	47	23	11	0	0	0	0
September 25, 2020	100	42	19	9	0	0	0	0
September 25, 2021	100	37	16	7	0	0	0	0
September 25, 2022	100	32	14	0	0	0	0	0
September 25, 2023	100	28	11	0	0	0	0	0
September 25, 2024	100	25	9	0	0	0	0	0
September 25, 2025	100	22	8	0	0	0	0	0
September 25, 2026	100	19	6	0	0	0	0	0
September 25, 2027	100	16	0	0	0	0	0	0
September 25, 2028	100	14	0	0	0	0	0	0
September 25, 2029	100	12	0	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	3	0	0	0	0	0	0
September 25, 2034	97	0	0	0	0	0	0	0
September 25, 2035	85	0	0	0	0	0	0	0
September 25, 2036	73	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.18	9.02	6.66	5.37	4.72	4.57	4.54
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.05	4.88	4.31	4.21	4.10
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	100
September 25, 2011	100	100	93	70	52	37	26	51
September 25, 2012	100	100	78	56	39	27	18	13
September 25, 2013	100	96	66	44	29	19	12	8
September 25, 2014	100	85	55	35	22	14	8	0
September 25, 2015	100	76	47	28	17	10	0	0
September 25, 2016	100	67	39	22	13	4	0	0
September 25, 2017	100	60	33	18	9	0	0	0
September 25, 2018	100	53	28	14	5	0	0	0
September 25, 2019	100	47	23	11	0	0	0	0
September 25, 2020	100	42	19	9	0	0	0	0
September 25, 2021	100	37	16	5	0	0	0	0
September 25, 2022	100	32	14	0	0	0	0	0
September 25, 2023	100	28	11	0	0	0	0	0
September 25, 2024	100	25	9	0	0	0	0	0
September 25, 2025	100	22	8	0	0	0	0	0
September 25, 2026	100	19	*	0	0	0	0	0
September 25, 2027	100	16	0	0	0	0	0	0
September 25, 2028	100	14	0	0	0	0	0	0
September 25, 2029	100	12	0	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	7	0	0	0	0	0	0
September 25, 2033	100	0	0	0	0	0	0	0
September 25, 2034	97	0	0	0	0	0	0	0
September 25, 2035	85	0	0	0	0	0	0	0
September 25, 2036	73	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.13	8.98	6.62	5.32	4.64	4.43	4.34
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.04	4.86	4.26	4.09	4.05
*      Indicates a number that is greater than zero but less than 0.5%.

(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
September 25, 2008	100	100	100	100	100	100	100	100
September 25, 2009	100	100	100	100	100	100	100	100
September 25, 2010	100	100	100	100	100	100	100	100
September 25, 2011	100	100	93	70	52	37	26	20
September 25, 2012	100	100	78	56	39	27	18	13
September 25, 2013	100	96	66	44	29	19	12	6
September 25, 2014	100	85	55	35	22	14	5	0
September 25, 2015	100	76	47	28	17	10	0	0
September 25, 2016	100	67	39	22	13	0	0	0
September 25, 2017	100	60	33	18	9	0	0	0
September 25, 2018	100	53	28	14	0	0	0	0
September 25, 2019	100	47	23	11	0	0	0	0
September 25, 2020	100	42	19	9	0	0	0	0
September 25, 2021	100	37	16	0	0	0	0	0
September 25, 2022	100	32	14	0	0	0	0	0
September 25, 2023	100	28	11	0	0	0	0	0
September 25, 2024	100	25	9	0	0	0	0	0
September 25, 2025	100	22	3	0	0	0	0	0
September 25, 2026	100	19	0	0	0	0	0	0
September 25, 2027	100	16	0	0	0	0	0	0
September 25, 2028	100	14	0	0	0	0	0	0
September 25, 2029	100	12	0	0	0	0	0	0
September 25, 2030	100	10	0	0	0	0	0	0
September 25, 2031	100	9	0	0	0	0	0	0
September 25, 2032	100	0	0	0	0	0	0	0
September 25, 2033	100	0	0	0	0	0	0	0
September 25, 2034	97	0	0	0	0	0	0	0
September 25, 2035	85	0	0	0	0	0	0	0
September 25, 2036	73	0	0	0	0	0	0	0
September 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.37	13.07	8.92	6.57	5.27	4.56	4.29	4.17
Weighted Average Life (in years)(1)(2)	29.37	12.29	8.26	6.04	4.85	4.21	3.98	3.90
(1)      The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2)      To the first possible optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the issuing entity, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the issuing entity (exclusive of the reserve fund and, for the avoidance of doubt, the Swap Account, the Supplemental Interest Trust, the Swap Administration Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the issuing entity.

  Characterization of the Offered Certificates

For federal income tax purposes, a beneficial owner of an offered certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each offered certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the offered certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to:

(A)           in the case of the Class I-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group I Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group I as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date),

(B)           in the case of the Class II-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group II Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group II as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and

(C)           in the case of the Class III-A Certificates, the weighted average of the net mortgage rates of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of (I) the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, (II) 100 and (III) the Group III Swap Notional Allocation Percentage, and assuming for this purpose that the fixed rate used to calculate the Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans in Loan Group III as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and

(D)           in the case of the Class M Certificates, the weighted average of the rates determined pursuant to clauses (A), (B) and (C) above, weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of the mortgage loans in the related loan group the aggregate Certificate Principal Balance of the related senior certificates, and

 (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to an offered certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on an offered certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to an offered certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, as subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the offered certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the offered certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each offered certificate.

Allocation

A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each offered certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of an offered certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The Notional Principal Contract Component

The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of an offered certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the related REMIC regular interest component will be treated as having been received in respect of the related notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate in any period and over the term of the offered certificate. As a result, the a offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale or Exchange of the Offered Certificates

Upon the sale, exchange or other disposition of an offered certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that an offered certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Offered Certificates

The REMIC regular interest component of each offered certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each offered certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each offered certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the offered certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the base prospectus.

No Withholding on Net Swap Payments Payable to Trust by Swap Provider

The Pooling and Servicing Agreement will restrict any transfer of any Class CE Certificate unless the proposed transferee of such Class CE Certificate (1) provides to the trustee the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto), together with any applicable attachments) and (2) agrees to update such form (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, each as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification form from a proposed transferee of any Class CE Certificate, the trustee will forward such tax certification form provided to it to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the Swap Provider. Each holder of a Class CE Certificate and each transferee thereof will be deemed to have consented to the Supplemental Interest Trust Trustee forwarding to the Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of the Class CE Certificates would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable by the Swap Provider, pursuant to the Interest Rate Swap Agreement, to the Swap Administrator, on behalf of the Supplemental Interest Trust, (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto) together with any applicable attachments) and any updates thereto from the proposed multiple holders of the Class CE Certificates or the Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class CE Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement.  So long as each holder of Class CE Certificates complies with these restrictions and the Swap Provider receives the appropriate tax certification forms as described above, under current federal income tax law, there will be no withholding or deduction for taxes from any amounts payable by the Swap Provider pursuant to the Interest Rate Swap Agreement to the Swap Administrator, on behalf of the Supplemental Interest Trust.

STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the base prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-05) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus and in this free writing prospectus. As noted in the base prospectus, another requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgaged property as of the closing date. It is possible that, if the fair market value of any of the mortgaged properties has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for any seasoned loan in the mortgage pool than it is for any mortgage loan that is not seasoned.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in an issuing entity holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the issuing entity;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuing entities containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any servicer, any obligor with respect to mortgage loans included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the issuing entity, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding an offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of an offered subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the offered subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, Standard & Poor’s, Dominion Bond Rating Service Limited (known as DBRS Limited) or Dominion Bond Rating Service, Inc. (known as DBRS, Inc.) or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the EMC and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, BSRM or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” in this free writing prospectus for a description of the legal proceedings against EMC.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the servicer, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., the Swap Provider, BSRM and the depositor are affiliated parties. The trustee and the custodian are affiliated parties. There are no affiliations among (a) the sponsor, the servicer, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., the Swap Provider, BSRM and the depositor and (b) any of the trustee and the custodian.

There are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the sponsor, the servicer, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., the Swap Provider, BSRM and the depositor and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Standard & Poor’s and Moody’s.

Ratings
Class	Standard & Poor’s	Moody’s
I-A-1	AAA	Aaa
I-A-2	AAA	Aaa
II-A-1	AAA	Aaa
II-A-2	AAA	Aa1
III-A-1	AAA	Aaa
III-A-2	AAA	Aa1
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s and Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Standard & Poor’s and Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class I-A, Class II-A, Class III-A, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to certificateholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to certificateholders or information about the securities as will have been filed with the Commission will be posted on the trustee’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

Page

1998 Policy Statement
AB Servicing Criteria
Applied Realized Loss Amount
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
BSRM
BSRM Underwriting Guidelines
Capitalization Reimbursement Amount
Certificate Principal Balance
Class A Principal Distribution Amount
Class I-A Certificates
Class I-A Principal Distribution Amount
Class II-A Certificates
Class II-A Principal Distribution Amount
Class III-A Certificates
Class III-A Principal Distribution Amount
Class M Certificates
Class M-1 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Class M-7 Principal Distribution Amount
Class M-8 Principal Distribution Amount
Class M-9 Principal Distribution Amount
Clearstream
Code
Compensating Interest
CPR
CSSF
Current Interest
Current Specified Enhancement Percentage
DTC
Due Period
Early Termination Date
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
Group I Principal Distribution Amount
Group I Swap Notional Allocation Percentage
Group II Principal Distribution Amount
Group II Sequential Trigger Event
Group II Swap Notional Allocation Percentage
Group III Principal Distribution Amount
Group III Sequential Trigger Event
Group III Swap Notional Allocation Percentage
HELOCs
illegality
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
LaSalle
LIBOR Business Day
Liquidation Proceeds
Margin
MERS
MERS® System
Moody’s
NCUA
Net Liquidation Proceeds
Net Rate Cap
Notional Principal Contract Component
Notional Principal Contract Regulations
OTS
Overcollateralization Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Pass-Through Rate
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Reference Banks
Relief Act
Remaining Excess Spread
REMIC regular interest component
REO
Restricted Group
Rules
Servicing Modification
Stated Principal Balance
Stepdown Date
Subsequent Recoveries
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Account
Swap Additional Termination Event
Swap Administration Agreement
Swap Administrator
Swap Event of Default
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Tax Counsel
Termination Events
Trigger Event
Unpaid Realized Loss Amount

SCHEDULE A
Mortgage Loan Statistical Data

     The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans in each loan group, and about the mortgage loans in the aggregate.  Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans in the related loan group or of the mortgage loans in the aggregate, as applicable.  The sum of the respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in the Total Pool

Mortgage Interest Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	3	$949,479	0.16%	681	63.00%
6.001% - 6.500%	80	31,941,898	5.26	713	67.01
6.501% - 7.000%	142	44,769,169	7.37	646	72.21
7.001% - 7.500%	174	51,296,251	8.45	635	74.33
7.501% - 8.000%	303	85,501,747	14.08	622	77.38
8.001% - 8.500%	270	66,271,429	10.91	611	77.41
8.501% - 9.000%	345	82,927,699	13.65	592	75.14
9.001% - 9.500%	238	52,850,333	8.70	579	74.93
9.501% - 10.000%	308	70,457,244	11.60	576	76.27
10.001% - 10.500%	211	45,580,757	7.50	559	77.01
10.501% - 11.000%	185	39,092,990	6.44	563	78.54
11.001% - 11.500%	96	17,093,662	2.81	550	79.58
11.501% - 12.000%	75	11,656,731	1.92	550	78.36
12.001% - 12.500%	38	5,255,800	0.87	546	76.91
12.501% - 13.000%	8	1,726,657	0.28	529	79.05
Total	2,476	$607,371,848	100.00%	603	75.66%

     As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the total pool was approximately 8.753%.

*Original Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Loan-to- Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	6	$669,983	0.11%	589	18.49%
20.01% - 30.00%	19	2,306,346	0.38	593	26.03
30.01% - 40.00%	40	5,251,995	0.86	583	36.05
40.01% - 50.00%	90	19,952,680	3.29	630	45.89
50.01% - 60.00%	157	29,437,983	4.85	595	56.42
60.01% - 70.00%	469	110,576,828	18.21	593	66.72
70.01% - 80.00%	1,030	255,068,275	42.00	596	77.16
80.01% - 90.00%	665	184,107,758	30.31	617	87.21
Total	2,476	$607,371,848	100.00%	603	75.66%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total pool was approximately 75.66%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	6	$669,983	0.11%	589	18.49%
20.01% - 30.00%	19	2,306,346	0.38	593	26.03
30.01% - 40.00%	38	5,022,090	0.83	584	36.13
40.01% - 50.00%	89	19,300,736	3.18	625	45.72
50.01% - 60.00%	156	29,082,676	4.79	594	56.25
60.01% - 70.00%	465	110,148,217	18.14	594	66.58
70.01% - 80.00%	1,026	253,996,873	41.82	595	77.14
80.01% - 90.00%	677	186,844,926	30.76	617	86.98
Total	2,476	$607,371,848	100.00%	603	75.66%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in the total pool was approximately 75.78%

Original Principal Balances of the Mortgage Loans in the Total Pool

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 - 50,000	9	$449,968	0.07%	573	47.55%
50,001 - 100,000	299	22,992,135	3.79	574	71.32
100,001 - 150,000	494	61,913,990	10.19	579	71.22
150,001 - 200,000	380	65,716,592	10.82	581	74.89
200,001 - 250,000	370	82,178,909	13.53	592	72.87
250,001 - 300,000	245	67,313,393	11.08	599	76.85
300,001 - 350,000	154	49,615,852	8.17	598	77.76
350,001 - 400,000	127	47,981,239	7.90	613	76.77
400,001 - 450,000	110	46,613,496	7.67	608	77.81
450,001 - 500,000	102	48,450,069	7.98	624	77.66
500,001 - 550,000	65	33,802,053	5.57	624	77.86
550,001 - 600,000	45	25,980,183	4.28	633	77.54
600,001 - 650,000	30	18,885,686	3.11	631	78.99
650,001 - 700,000	14	9,528,938	1.57	627	78.60
700,001 - 750,000	14	10,172,353	1.67	626	83.06
750,001 +	18	15,776,990	2.60	638	71.91
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the average original principal balance of the mortgage loans in the total pool was approximately $245,388

Credit Score for the Mortgage Loans in the Total Pool

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519	213	$39,410,332	6.49%	510	69.81%
520 - 539	305	59,640,055	9.82	529	72.12
540 - 559	235	52,730,310	8.68	552	74.87
560 - 579	294	62,200,359	10.24	569	73.74
580 - 599	324	80,159,306	13.20	589	75.64
600 - 619	355	87,193,645	14.36	608	76.33
620 - 639	297	83,776,345	13.79	629	80.39
640 - 659	180	51,982,999	8.56	648	79.17
660 - 679	123	38,465,806	6.33	668	79.90
680 - 699	60	19,018,402	3.13	687	77.44
700 - 719	29	9,554,288	1.57	707	71.34
720 - 739	18	6,476,644	1.07	728	69.96
740 - 759	10	4,565,169	0.75	749	71.43
760 - 779	14	5,615,368	0.92	771	72.30
780 - 799	14	4,657,470	0.77	787	54.77
800 - 819	5	1,925,351	0.32	802	66.35
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average credit score of the mortgage loans in the total pool was approximately 603.

Geographic Distribution of the Mortgaged Properties in the Total Pool*

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	8	$861,059	0.14%	584	75.84%
Arizona	80	17,635,565	2.90	588	72.47
Arkansas	6	978,143	0.16	578	80.63
California	545	205,006,077	33.75	621	75.07
Colorado	12	2,825,096	0.47	586	76.72
Connecticut	52	12,185,537	2.01	599	74.53
Delaware	9	1,319,500	0.22	561	76.08
District of Columbia	14	2,931,597	0.48	633	63.39
Florida	381	72,981,108	12.02	591	75.06
Georgia	61	12,392,984	2.04	591	80.97
Hawaii	9	4,326,225	0.71	628	77.62
Idaho	10	1,901,575	0.31	599	69.05
Illinois	192	41,321,394	6.80	598	76.60
Indiana	18	2,151,115	0.35	594	81.76
Iowa	8	662,073	0.11	559	82.92
Kansas	3	287,472	0.05	556	86.56
Louisiana	8	1,015,319	0.17	545	78.73
Maine	4	925,368	0.15	599	77.87
Maryland	136	33,276,092	5.48	585	74.08
Massachusetts	29	7,325,783	1.21	590	75.73
Michigan	2	142,481	0.02	565	76.39
Minnesota	17	3,773,091	0.62	588	81.30
Mississippi	12	1,133,356	0.19	585	79.78
Missouri	28	3,800,431	0.63	579	79.94
Nebraska	3	191,317	0.03	568	71.26
Nevada	30	7,830,352	1.29	610	73.55
New Hampshire	8	1,570,286	0.26	591	74.41
New Jersey	131	34,588,667	5.69	599	76.11
New Mexico	21	4,268,792	0.70	607	85.52
New York	106	31,191,675	5.14	596	74.16
North Carolina	47	7,473,226	1.23	581	77.17
North Dakota	1	127,500	0.02	518	75.00
Oklahoma	14	1,150,135	0.19	571	81.05
Oregon	25	6,460,516	1.06	600	79.08
Pennsylvania	94	15,803,555	2.60	588	75.77
South Carolina	26	3,672,221	0.60	575	79.06
Tennessee	21	2,741,316	0.45	591	80.11
Texas	57	9,028,599	1.49	612	77.05
Utah	26	5,605,191	0.92	575	77.62
Virginia	140	27,052,813	4.45	587	76.41
Washington	48	13,033,977	2.15	609	77.75
West Virginia	11	1,809,139	0.30	608	75.23
Wisconsin	23	2,614,124	0.43	589	81.22
Total	2,476	$607,371,848	100.00%	603	75.66%

*No more than approximately 0.47% of the mortgage loans in the total pool by principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in the Total Pool

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family	165	$49,936,399	8.22%	604	73.17%
Condominium	36	7,136,480	1.17	595	78.48
PUD	66	19,215,510	3.16	598	76.03
Single Family	2,188	528,157,223	86.96	603	75.85
Townhouse	21	2,926,236	0.48	591	73.86
Total	2,476	$607,371,848	100.00%	603	75.66%

Occupancy Status of Mortgaged Properties in the Total Pool*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor	149	$26,248,809	4.32%	604	72.14%
Owner Occupied	2,298	573,650,221	94.45	603	75.85
Second Home	29	7,472,818	1.23	599	72.99
Total	2,476	$607,371,848	100.00%	603	75.66%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in the Total Pool

Original Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months	20	$2,411,581	0.40%	596	61.92%
240 - 359 months	18	2,906,284	0.48	624	74.69
360 months	2,438	602,053,982	99.12	602	75.72
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the total pool was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in the Total Pool

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months	20	$2,411,581	0.40%	596	61.92%
181 - 240 months	15	2,236,305	0.37	612	72.36
241 - 300 months	3	669,979	0.11	664	82.47
301 - 360 months	2,438	602,053,982	99.12	602	75.72
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the total pool was approximately 358 months.

Loan Purpose for the Mortgage Loans in the Total Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	1,980	$486,529,672	80.10%	601	74.79%
Purchase	130	34,901,125	5.75	621	80.25
Rate/Term Refinance	366	85,941,051	14.15	604	78.67
Total	2,476	$607,371,848	100.00%	603	75.66%

Documentation Type of the Mortgage Loans in the Total Pool

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative	2,003	$472,320,567	77.76%	602	75.59%
Limited	15	4,649,525	0.77	588	78.79
Lite	13	3,708,918	0.61	591	79.16
Stated Income	445	126,692,837	20.86	604	75.67
Total	2,476	$607,371,848	100.00%	603	75.66%

Product Type of the Mortgage Loans in the Total Pool

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)	275	$69,816,780	11.49%	593	76.42%
BALLOON (50/30 BLN)	159	51,088,473	8.41	642	77.72
BALLOON	3	489,916	0.08	504	62.61
FIXED	921	190,122,515	31.30	615	72.78
FIXED IO	35	12,968,490	2.14	661	76.84
LIBOR 2/6 ARM	473	105,708,147	17.40	579	75.50
LIBOR 2/6 ARM (40/30 BLN)	260	76,620,733	12.62	583	77.96
LIBOR 2/6 ARM (50/30 BLN)	94	35,656,429	5.87	620	81.67
LIBOR 2/6 ARM IO	16	6,036,100	0.99	633	83.21
LIBOR 3/6 ARM	140	29,504,372	4.86	571	72.65
LIBOR 3/6 ARM (40/30 BLN)	64	17,740,198	2.92	578	74.85
LIBOR 3/6 ARM (50/30 BLN)	22	7,917,101	1.30	612	82.65
LIBOR 3/6 ARM IO	4	761,300	0.13	617	81.27
LIBOR 5/6 ARM	8	2,463,946	0.41	611	77.35
LIBOR 5/6 ARM (40/30 BLN)	1	169,847	0.03	659	65.10
LIBOR 5/6 ARM (50/30 BLN)	1	307,500	0.05	581	73.21
Total	2,476	$607,371,848	100.00%	603	75.66%

Rate Adjustment Frequency of the Mortgage Loans in the Total Pool

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months	1,083	$282,885,674	46.58%	587	77.00%
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

Months to Next Rate Adjustment of the Mortgage Loans in the Total Pool

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23 months	585	$156,978,008	25.85%	588	77.73%
24 - 29 months	258	67,043,401	11.04	588	77.06
30 - 35 months	16	4,629,294	0.76	585	78.13
36 - 41 months	214	51,293,678	8.45	579	74.59
54 - 59 months	5	1,082,493	0.18	586	74.60
60 - 65 months	5	1,858,800	0.31	625	77.14
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

The weighted average months to next rate adjustment for the adjustable rate mortgage loans is approximately 26 months in the total pool.  Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a fixed period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in the Total Pool

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.750% - 11.999%	1	$269,673	0.04%	706	65.00%
12.000% - 12.249%	3	1,280,983	0.21	610	72.45
12.250% - 12.499%	5	1,651,133	0.27	643	72.92
12.500% - 12.749%	7	2,030,827	0.33	624	66.63
12.750% - 12.999%	16	5,322,454	0.88	625	80.75
13.000% - 13.249%	19	6,561,995	1.08	626	68.98
13.250% - 13.499%	32	10,315,786	1.70	624	76.49
13.500% - 13.749%	39	12,874,634	2.12	625	77.91
13.750% - 13.999%	64	19,715,943	3.25	613	78.20
14.000% - 14.249%	47	14,880,210	2.45	608	77.81
14.250% - 14.499%	68	18,384,061	3.03	601	77.73
14.500% - 14.749%	76	21,421,106	3.53	592	75.33
14.750% - 14.999%	90	25,085,313	4.13	582	76.34
15.000% - 15.249%	56	14,094,261	2.32	575	75.81
15.250% - 15.499%	55	12,551,823	2.07	578	74.06
15.500% - 15.749%	93	25,179,981	4.15	580	76.60
15.750% - 15.999%	87	20,863,029	3.43	577	78.95
16.000% - 16.249%	58	12,840,924	2.11	557	76.76
16.250% - 16.499%	47	12,133,960	2.00	558	78.05
16.500% - 16.749%	52	13,409,501	2.21	570	80.14
16.750% - 16.999%	62	12,633,943	2.08	559	76.24
17.000% - 17.249%	21	4,255,873	0.70	557	81.35
17.250% - 17.499%	18	3,754,905	0.62	545	76.69
17.500% - 17.749%	21	3,190,337	0.53	554	78.76
17.750% - 17.999%	15	3,632,121	0.60	551	81.89
18.000% - 18.249%	14	2,284,852	0.38	549	78.70
18.250% - 18.499%	11	1,293,370	0.21	569	80.62
18.500% - 18.749%	5	572,678	0.09	528	69.04
18.750% - 18.999%	1	400,000	0.07	511	80.00
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 15.138%.

Minimum Mortgage Rates of the Mortgage Loans in the Total Pool

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.000% - 3.249%	1	$50,000	0.01%	536	71.43%
3.750% - 3.999%	1	90,000	0.01	519	75.00
5.500% - 5.749%	13	4,820,376	0.79	607	84.63
5.750% - 5.999%	6	1,756,915	0.29	605	76.40
6.000% - 6.249%	9	2,643,039	0.44	605	71.03
6.250% - 6.499%	8	2,403,893	0.40	634	74.98
6.500% - 6.749%	7	2,030,827	0.33	624	66.63
6.750% - 6.999%	18	6,012,454	0.99	624	79.52
7.000% - 7.249%	22	7,499,242	1.23	629	68.42
7.250% - 7.499%	32	10,026,606	1.65	625	76.58
7.500% - 7.749%	40	13,107,134	2.16	624	77.86
7.750% - 7.999%	64	19,987,972	3.29	613	78.36
8.000% - 8.249%	47	14,895,775	2.45	608	77.91
8.250% - 8.499%	65	17,701,710	2.91	600	77.53
8.500% - 8.749%	74	21,212,126	3.49	592	75.28
8.750% - 8.999%	86	23,269,725	3.83	579	76.29
9.000% - 9.249%	53	12,785,420	2.11	573	74.89
9.250% - 9.499%	52	11,719,545	1.93	571	72.90
9.500% - 9.749%	90	24,556,625	4.04	579	77.18
9.750% - 9.999%	85	19,890,227	3.27	575	78.41
10.000% - 10.249%	56	12,479,713	2.05	557	76.69
10.250% - 10.499%	46	11,525,537	1.90	551	78.48
10.500% - 10.749%	51	12,641,081	2.08	570	79.66
10.750% - 10.999%	57	11,617,610	1.91	558	76.91
11.000% - 11.249%	19	4,047,028	0.67	560	81.92
11.250% - 11.499%	18	3,657,170	0.60	545	76.99
11.500% - 11.749%	20	2,710,337	0.45	550	79.43
11.750% - 11.999%	15	3,632,121	0.60	551	81.89
12.000% - 12.249%	13	2,183,602	0.36	550	78.87
12.250% - 12.499%	10	1,151,185	0.19	567	79.47
12.500% - 12.749%	4	380,678	0.06	542	63.52
12.750% - 12.999%	1	400,000	0.07	511	80.00
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 8.995%.

Periodic Rate Cap of the Mortgage Loans in the Total Pool

Periodic Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%	649	$171,048,775	28.16%	587	77.02%
1.500%	1	142,185	0.02	581	90.00
2.000%	5	929,500	0.15	616	68.79
3.000%	428	110,765,214	18.24	586	77.01
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in the total pool was approximately 1.787%.

Initial Rate Cap of the Mortgage Loans in the Total Pool

Initial Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000% - 1.449%	1	$289,000	0.05%	633	84.71%
1.500% - 1.749%	1	142,185	0.02	581	90.00
2.000% - 2.249%	19	4,760,775	0.78	597	74.91
3.000% - 3.249%	1,062	277,693,714	45.72	587	77.02
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in the total pool was approximately 2.980%.

Gross Margin of the Mortgage Loans in the Total Pool

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.000% - 3.249%	4	$928,370	0.15%	603	81.50%
3.250% - 3.499%	2	285,300	0.05	678	90.00
3.500% - 3.749%	6	1,439,750	0.24	578	73.65
3.750% - 3.999%	3	705,000	0.12	557	72.89
4.750% - 4.999%	1	413,287	0.07	644	90.00
5.000% - 5.249%	4	544,168	0.09	546	70.70
5.250% - 5.499%	37	8,203,415	1.35	570	78.11
5.500% - 5.749%	576	159,335,292	26.23	600	78.60
5.750% - 5.999%	17	4,379,063	0.72	570	75.01
6.000% - 6.249%	252	67,047,017	11.04	574	76.65
6.250% - 6.499%	77	17,621,248	2.90	566	74.09
6.500% - 6.749%	1	138,920	0.02	544	51.48
6.750% - 6.999%	83	17,980,782	2.96	553	69.24
7.000% - 7.249%	18	3,330,017	0.55	570	64.12
7.500% - 7.749%	1	136,694	0.02	610	90.00
7.750% - 7.999%	1	397,350	0.07	558	75.00
Fixed	1,393	324,486,174	53.42	616	74.49
Total	2,476	$607,371,848	100.00%	603	75.66%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total pool was approximately 5.744%.

Originators of the Mortgage Loans in the Total Pool

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
OTHER	213	$47,246,226	7.78%	603	74.89%
ENCORE CREDIT DIVISION OF BSRM	2,263	560,125,622	92.22	603	75.72
Total	2,476	$607,371,848	100.00%	603	75.66%

Mortgage Interest Rates of the Mortgage Loans in Loan Group I

Mortgage Interest Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	1	$427,570	0.13%	676	71.33%
6.001% - 6.500%	42	20,057,490	6.15	718	68.01
6.501% - 7.000%	63	23,140,598	7.10	644	71.49
7.001% - 7.500%	76	28,011,758	8.60	638	75.48
7.501% - 8.000%	152	51,060,127	15.67	621	78.99
8.001% - 8.500%	123	35,127,455	10.78	614	76.68
8.501% - 9.000%	147	39,586,828	12.15	594	75.65
9.001% - 9.500%	117	27,941,075	8.57	579	75.26
9.501% - 10.000%	145	34,811,545	10.68	582	76.29
10.001% - 10.500%	97	21,219,662	6.51	566	76.23
10.501% - 11.000%	98	21,735,428	6.67	574	78.75
11.001% - 11.500%	53	9,656,309	2.96	555	79.71
11.501% - 12.000%	47	7,698,139	2.36	549	77.04
12.001% - 12.500%	26	3,776,208	1.16	540	76.23
12.501% - 13.000%	7	1,641,679	0.50	528	79.41
Total	1,194	$325,891,871	100.00%	607	75.96%

     As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group I was approximately 8.731%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Loan-to- Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	2	$385,000	0.12%	564	19.46%
20.01% - 30.00%	8	726,960	0.22	560	28.04
30.01% - 40.00%	19	2,184,099	0.67	584	35.76
40.01% - 50.00%	47	10,924,658	3.35	644	45.73
50.01% - 60.00%	75	13,952,280	4.28	596	56.73
60.01% - 70.00%	231	58,025,390	17.81	594	66.70
70.01% - 80.00%	511	141,396,687	43.39	601	77.15
80.01% - 90.00%	301	98,296,796	30.16	620	87.26
Total	1,194	$325,891,871	100.00%	607	75.96%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 75.96%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group I

*Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	2	$385,000	0.12%	564	19.46%
20.01% - 30.00%	8	726,960	0.22	560	28.04
30.01% - 40.00%	19	2,184,099	0.67	584	35.76
40.01% - 50.00%	46	10,430,127	3.20	637	45.54
50.01% - 60.00%	75	13,796,811	4.23	594	56.37
60.01% - 70.00%	229	57,819,431	17.74	597	66.58
70.01% - 80.00%	508	140,516,534	43.12	601	77.16
80.01% - 90.00%	307	100,032,908	30.70	620	87.01
Total	1,194	$325,891,871	100.00%	607	75.96%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group I was approximately 76.08%.

Original Principal Balances of the Mortgage Loans in Loan Group I

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 - 50,000	6	$299,977	0.09%	574	53.50%
50,001 - 100,000	168	12,886,465	3.95	576	70.66
100,001 - 150,000	250	31,048,806	9.53	577	70.70
150,001 - 200,000	173	29,637,728	9.09	578	74.76
200,001 - 250,000	121	27,025,096	8.29	587	72.23
250,001 - 300,000	74	20,333,874	6.24	595	77.84
300,001 - 350,000	40	12,899,802	3.96	591	75.19
350,001 - 400,000	27	10,206,624	3.13	593	77.15
400,001 - 450,000	66	28,504,642	8.75	604	78.63
450,001 - 500,000	91	43,180,217	13.25	629	77.52
500,001 - 550,000	59	30,690,271	9.42	624	77.78
550,001 - 600,000	43	24,814,402	7.61	630	77.70
600,001 - 650,000	30	18,885,686	5.80	631	78.99
650,001 - 700,000	14	9,528,938	2.92	627	78.60
700,001 - 750,000	14	10,172,353	3.12	626	83.06
750,001 +	18	15,776,990	4.84	638	71.91
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group I was approximately $273,032

Credit Score for the Mortgage Loans in Loan Group I

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519	102	$18,518,221	5.68%	510	69.70%
520 - 539	147	27,908,661	8.56	529	71.36
540 - 559	112	26,228,305	8.05	552	75.22
560 - 579	145	32,675,256	10.03	570	74.21
580 - 599	148	41,263,977	12.66	589	76.29
600 - 619	180	48,700,636	14.94	609	76.34
620 - 639	146	49,738,521	15.26	628	80.28
640 - 659	87	29,651,057	9.10	649	79.40
660 - 679	52	21,201,923	6.51	668	80.29
680 - 699	24	9,016,404	2.77	686	78.69
700 - 719	18	5,996,624	1.84	707	69.52
720 - 739	8	3,688,188	1.13	728	74.60
740 - 759	6	3,447,552	1.06	751	70.71
760 - 779	9	4,283,666	1.31	772	72.54
780 - 799	8	2,592,879	0.80	786	51.90
800 - 819	2	980,000	0.30	800	69.17
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group I was approximately 607.

Geographic Distribution of the Mortgaged Properties in Loan Group I*

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$297,943	0.09%	569	73.07%
Arizona	43	10,036,028	3.08	588	69.23
Arkansas	3	755,000	0.23	575	79.91
California	241	113,618,241	34.86	626	76.78
Colorado	6	1,483,556	0.46	596	71.14
Connecticut	28	7,609,500	2.33	608	75.04
Delaware	6	726,946	0.22	545	72.88
District of Columbia	5	1,132,000	0.35	626	55.93
Florida	205	38,269,337	11.74	592	74.60
Georgia	27	6,196,293	1.90	595	80.92
Hawaii	7	3,809,136	1.17	638	78.02
Idaho	5	930,670	0.29	616	66.62
Illinois	72	18,283,309	5.61	609	77.74
Indiana	5	604,500	0.19	599	78.45
Iowa	3	288,375	0.09	541	79.92
Kansas	1	89,550	0.03	571	90.00
Louisiana	7	819,885	0.25	547	77.24
Maine	2	502,568	0.15	626	80.58
Maryland	69	17,717,722	5.44	587	72.66
Massachusetts	12	3,562,753	1.09	595	79.20
Michigan	1	53,550	0.02	582	85.00
Minnesota	4	1,377,593	0.42	565	81.70
Mississippi	9	855,092	0.26	580	78.62
Missouri	13	1,852,906	0.57	555	77.04
Nebraska	2	134,793	0.04	555	68.88
Nevada	12	3,939,236	1.21	615	73.66
New Hampshire	6	1,136,885	0.35	601	73.79
New Jersey	68	20,583,069	6.32	604	77.39
New Mexico	11	2,602,750	0.80	611	84.41
New York	47	15,760,918	4.84	600	73.63
North Carolina	13	2,270,004	0.70	582	79.40
North Dakota	1	127,500	0.04	518	75.00
Oklahoma	7	501,465	0.15	558	77.48
Oregon	15	4,467,586	1.37	593	77.65
Pennsylvania	54	8,592,228	2.64	583	74.25
South Carolina	6	882,151	0.27	573	75.97
Tennessee	10	1,479,868	0.45	596	78.43
Texas	24	4,565,231	1.40	620	76.16
Utah	16	3,638,120	1.12	580	76.92
Virginia	81	14,798,119	4.54	589	76.44
Washington	27	7,577,978	2.33	600	76.27
West Virginia	6	883,100	0.27	623	72.41
Wisconsin	10	1,078,416	0.33	595	84.08
Total	1,194	$325,891,871	100.00%	607	75.96%

*No more than approximately 0.56% of the mortgage loans in Loan Group I by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group I

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family	60	$18,225,032	5.59%	609	75.02%
Condominium	16	3,127,092	0.96	591	73.98
PUD	26	10,698,863	3.28	608	75.53
Single Family	1,085	292,961,750	89.90	607	76.05
Townhouse	7	879,133	0.27	553	76.48
Total	1,194	$325,891,871	100.00%	607	75.96%

Occupancy Status of Mortgaged Properties in Loan Group I*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor	72	$12,539,640	3.85%	611	72.78%
Owner Occupied	1,108	308,660,559	94.71	607	76.14
Second Home	14	4,691,671	1.44	608	72.48
Total	1,194	$325,891,871	100.00%	607	75.96%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group I

Original Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months	9	$1,071,583	0.33%	619	69.08%
240 - 359 months	9	1,986,775	0.61	631	74.14
360 months	1,176	322,833,513	99.06	607	75.99
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group I was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group I

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months	9	$1,071,583	0.33%	619	69.08%
181 - 240 months	7	1,400,635	0.43	613	70.00
241 - 300 months	2	586,140	0.18	673	84.01
301 - 360 months	1,176	322,833,513	99.06	607	75.99
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group I was approximately 358 months.

Loan Purpose for the Mortgage Loans in Loan Group I

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	960	$258,862,669	79.43%	604	75.20%
Purchase	70	22,001,115	6.75	635	79.53
Rate/Term Refinance	164	45,028,087	13.82	611	78.54
Total	1,194	$325,891,871	100.00%	607	75.96%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative	973	$252,411,336	77.45%	607	75.74%
Limited	6	2,229,366	0.68	599	80.98
Lite	4	2,143,224	0.66	599	83.57
Stated Income	211	69,107,945	21.21	606	76.35
Total	1,194	$325,891,871	100.00%	607	75.96%

Product Type of the Mortgage Loans in Loan Group I

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)	128	$34,978,849	10.73%	590	76.62%
BALLOON (50/30 BLN)	68	25,963,679	7.97	645	78.28
FIXED	447	98,624,577	30.26	620	72.30
FIXED IO	26	10,328,040	3.17	657	77.67
LIBOR 2/6 ARM	194	48,589,498	14.91	590	76.41
LIBOR 2/6 ARM (40/30 BLN)	116	41,387,841	12.70	586	78.35
LIBOR 2/6 ARM (50/30 BLN)	48	22,298,935	6.84	619	81.87
LIBOR 2/6 ARM IO	11	4,696,600	1.44	629	83.61
LIBOR 3/6 ARM	103	21,937,110	6.73	571	72.88
LIBOR 3/6 ARM (40/30 BLN)	33	9,748,383	2.99	585	75.08
LIBOR 3/6 ARM (50/30 BLN)	13	5,005,828	1.54	625	83.44
LIBOR 3/6 ARM IO	3	512,000	0.16	609	77.02
LIBOR 5/6 ARM	3	1,513,030	0.46	602	82.75
LIBOR 5/6 ARM (50/30 BLN)	1	307,500	0.09	581	73.21
Total	1,194	$325,891,871	100.00%	607	75.96%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months	525	$155,996,726	47.87%	593	77.62%
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23 months	198	$70,457,378	21.62%	598	78.45%
24 - 29 months	171	46,515,497	14.27	592	78.38
30 - 35 months	8	3,096,011	0.95	589	77.83
36 - 41 months	144	34,107,311	10.47	582	74.67
54 - 59 months	1	479,730	0.15	552	80.00
60 - 65 months	3	1,340,800	0.41	615	81.55
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

The weighted average months to next rate adjustment for the adjustable rate mortgage loans is approximately 27 months in Loan Group I.  Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a fixed period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group I

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12.000% - 12.249%	1	$499,879	0.15%	644	80.00%
12.250% - 12.499%	3	1,146,167	0.35	631	69.59
12.500% - 12.749%	2	680,733	0.21	630	69.01
12.750% - 12.999%	5	2,460,689	0.76	607	80.90
13.000% - 13.249%	7	3,117,919	0.96	639	68.81
13.250% - 13.499%	15	6,214,675	1.91	628	77.54
13.500% - 13.749%	24	9,095,606	2.79	633	78.62
13.750% - 13.999%	33	12,492,056	3.83	616	80.10
14.000% - 14.249%	25	9,571,048	2.94	616	79.72
14.250% - 14.499%	33	10,615,971	3.26	601	76.37
14.500% - 14.749%	36	11,653,236	3.58	601	75.39
14.750% - 14.999%	39	13,463,873	4.13	581	78.84
15.000% - 15.249%	28	7,745,964	2.38	579	75.57
15.250% - 15.499%	21	4,900,081	1.50	565	74.29
15.500% - 15.749%	47	13,656,931	4.19	589	77.70
15.750% - 15.999%	38	9,971,796	3.06	586	78.68
16.000% - 16.249%	26	5,654,386	1.74	564	76.79
16.250% - 16.499%	23	6,823,871	2.09	570	78.47
16.500% - 16.749%	27	7,168,648	2.20	584	80.30
16.750% - 16.999%	34	7,643,782	2.35	564	75.47
17.000% - 17.249%	15	3,193,026	0.98	562	81.74
17.250% - 17.499%	10	1,854,494	0.57	561	80.02
17.500% - 17.749%	10	1,575,800	0.48	556	74.51
17.750% - 17.999%	6	1,951,948	0.60	538	78.32
18.000% - 18.249%	11	1,907,745	0.59	547	77.64
18.250% - 18.499%	2	165,700	0.05	557	85.70
18.500% - 18.749%	3	370,700	0.11	529	70.19
18.750% - 18.999%	1	400,000	0.12	511	80.00
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 15.110%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group I

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.000% - 3.249%	1	$50,000	0.02%	536	71.43%
3.750% - 3.999%	1	90,000	0.03	519	75.00
5.500% - 5.749%	7	3,278,346	1.01	605	85.82
6.000% - 6.249%	2	721,254	0.22	624	78.47
6.250% - 6.499%	4	1,318,967	0.40	641	72.27
6.500% - 6.749%	2	680,733	0.21	630	69.01
6.750% - 6.999%	6	2,900,689	0.89	606	80.76
7.000% - 7.249%	10	4,055,166	1.24	642	67.82
7.250% - 7.499%	15	5,925,494	1.82	630	77.72
7.500% - 7.749%	25	9,328,106	2.86	632	78.53
7.750% - 7.999%	33	12,492,056	3.83	616	80.10
8.000% - 8.249%	25	9,586,613	2.94	616	79.87
8.250% - 8.499%	32	10,443,171	3.20	599	76.14
8.500% - 8.749%	35	11,493,236	3.53	602	75.32
8.750% - 8.999%	37	12,347,837	3.79	579	78.65
9.000% - 9.249%	27	7,120,264	2.18	575	74.30
9.250% - 9.499%	21	4,941,551	1.52	561	73.97
9.500% - 9.749%	48	14,007,931	4.30	589	77.74
9.750% - 9.999%	36	9,166,296	2.81	583	77.69
10.000% - 10.249%	25	5,553,136	1.70	562	76.52
10.250% - 10.499%	22	6,215,448	1.91	557	79.30
10.500% - 10.749%	27	6,744,228	2.07	582	79.41
10.750% - 10.999%	32	7,338,803	2.25	563	76.51
11.000% - 11.249%	13	2,984,181	0.92	566	82.54
11.250% - 11.499%	9	1,614,574	0.50	560	80.03
11.500% - 11.749%	9	1,095,800	0.34	547	74.29
11.750% - 11.999%	6	1,951,948	0.60	538	78.32
12.000% - 12.249%	10	1,806,495	0.55	548	77.79
12.250% - 12.499%	2	165,700	0.05	557	85.70
12.500% - 12.749%	2	178,700	0.05	560	59.65
12.750% - 12.999%	1	400,000	0.12	511	80.00
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group I was approximately 8.972%.

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%	314	$95,129,267	29.19%	592	77.68%
2.000%	2	140,000	0.04	525	73.73
3.000%	209	60,727,459	18.63	594	77.54
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 1.779%.

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0.000% - 1.499%	1	$289,000	0.09%	633	84.71%
2.000% - 2.249%	13	3,057,275	0.94	587	77.64
3.000% - 3.249%	511	152,650,451	46.84	593	77.61
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group I was approximately 2.977%.

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.000% - 3.249%	4	$928,370	0.28%	603	81.50%
3.250% - 3.499%	2	285,300	0.09	678	90.00
3.500% - 3.749%	3	525,750	0.16	538	76.83
3.750% - 3.999%	3	705,000	0.22	557	72.89
5.000% - 5.249%	1	152,781	0.05	569	80.00
5.250% - 5.499%	15	4,266,633	1.31	564	77.18
5.500% - 5.749%	297	93,361,079	28.65	606	79.24
5.750% - 5.999%	5	1,515,704	0.47	555	71.67
6.000% - 6.249%	108	34,474,682	10.58	579	77.65
6.250% - 6.499%	34	7,945,903	2.44	574	74.15
6.500% - 6.749%	1	138,920	0.04	544	51.48
6.750% - 6.999%	36	8,357,542	2.56	548	68.33
7.000% - 7.249%	14	2,805,017	0.86	574	64.66
7.500% - 7.749%	1	136,694	0.04	610	90.00
7.750% - 7.999%	1	397,350	0.12	558	75.00
Fixed	669	169,895,144	52.13	620	74.43
Total	1,194	$325,891,871	100.00%	607	75.96%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group I was approximately 5.723%.

Originators of the Mortgage Loans in Loan Group I

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
OTHER	60	$19,318,997	5.93%	611	77.75%
ENCORE CREDIT DIVISION OF BSRM	1,134	306,572,874	94.07	606	75.84
Total	1,194	$325,891,871	100.00%	607	75.96%

Mortgage Interest Rates of the Mortgage Loans in Loan Group II

Mortgage Interest Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501% - 6.000%	2	$521,910	0.28%	686	56.18%
6.001% - 6.500%	27	8,021,308	4.27	710	64.78
6.501% - 7.000%	57	14,958,147	7.96	649	71.64
7.001% - 7.500%	64	14,858,993	7.91	631	75.10
7.501% - 8.000%	104	22,883,190	12.17	627	75.96
8.001% - 8.500%	93	19,287,462	10.26	605	79.01
8.501% - 9.000%	141	29,710,681	15.81	591	75.03
9.001% - 9.500%	83	16,346,998	8.70	579	74.80
9.501% - 10.000%	111	22,977,523	12.22	567	77.31
10.001% - 10.500%	87	18,508,444	9.85	552	77.34
10.501% - 11.000%	63	11,539,612	6.14	549	78.26
11.001% - 11.500%	30	4,909,654	2.61	552	81.20
11.501% - 12.000%	18	2,346,500	1.25	553	83.30
12.001% - 12.500%	6	1,004,192	0.53	578	79.66
12.501% - 13.000%	1	84,978	0.05	553	72.03
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group II was approximately 8.789%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Loan-to- Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	1	$54,983	0.03%	669	18.46%
20.01% - 30.00%	10	1,177,385	0.63	632	24.21
30.01% - 40.00%	15	1,975,396	1.05	584	36.13
40.01% - 50.00%	28	5,838,922	3.11	621	46.28
50.01% - 60.00%	51	9,346,803	4.97	592	56.30
60.01% - 70.00%	157	32,626,492	17.36	593	66.56
70.01% - 80.00%	356	74,680,367	39.73	587	77.05
80.01% - 90.00%	269	62,259,244	33.12	611	87.03
Total	887	$187,959,592	100.00%	598	75.77%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 75.77%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group II

*Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	1	$54,983	0.03%	669	18.46%
20.01% - 30.00%	10	1,177,385	0.63	632	24.21
30.01% - 40.00%	13	1,745,491	0.93	586	36.36
40.01% - 50.00%	28	5,681,508	3.02	620	46.05
50.01% - 60.00%	50	9,146,966	4.87	592	56.30
60.01% - 70.00%	157	32,605,000	17.35	594	66.30
70.01% - 80.00%	355	74,489,118	39.63	587	77.00
80.01% - 90.00%	273	63,059,140	33.55	612	86.82
Total	887	$187,959,592	100.00%	598	75.77%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group II was approximately 75.94%.

Original Principal Balances of the Mortgage Loans in Loan Group II

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 - 50,000	1	$49,991	0.03%	558	40.82%
50,001 - 100,000	100	7,656,460	4.07	575	72.64
100,001 - 150,000	183	22,999,539	12.24	581	71.47
150,001 - 200,000	150	25,985,814	13.83	585	75.39
200,001 - 250,000	167	36,892,991	19.63	593	73.86
250,001 - 300,000	113	30,994,627	16.49	603	76.72
300,001 - 350,000	75	24,152,751	12.85	598	79.24
350,001 - 400,000	61	23,029,600	12.25	623	77.18
400,001 - 450,000	25	10,291,304	5.48	623	80.41
450,001 - 500,000	9	4,305,852	2.29	593	78.53
500,001 - 550,000	2	1,021,382	0.54	582	82.45
550,001 - 600,000	1	579,282	0.31	790	63.11
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group II was approximately $212,019

Credit Score for the Mortgage Loans in Loan Group II

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519	74	$13,679,011	7.28%	510	70.26%
520 - 539	106	20,337,918	10.82	530	73.61
540 - 559	87	18,099,995	9.63	551	75.70
560 - 579	109	20,779,291	11.06	568	73.86
580 - 599	119	25,191,913	13.40	588	75.75
600 - 619	122	25,440,159	13.53	609	76.21
620 - 639	108	23,492,964	12.50	629	80.61
640 - 659	62	14,651,150	7.79	648	79.84
660 - 679	50	11,593,433	6.17	667	78.52
680 - 699	25	7,268,978	3.87	687	78.09
700 - 719	6	1,758,164	0.94	711	75.83
720 - 739	8	2,147,456	1.14	729	59.77
740 - 759	2	547,617	0.29	743	85.00
760 - 779	1	176,101	0.09	771	75.00
780 - 799	5	1,850,091	0.98	790	58.58
800 - 819	3	945,351	0.50	804	63.42
Total	887	$187,959,592	100.00%	598	75.77%

 As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group II was approximately 598.

Geographic Distribution of the Mortgaged Properties in Loan Group II*

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Alabama	4	$563,116	0.30%	592	77.31%
Arizona	25	4,994,937	2.66	591	76.68
Arkansas	3	223,143	0.12	587	83.07
California	158	47,531,467	25.29	619	73.35
Colorado	6	1,341,540	0.71	574	82.89
Connecticut	19	3,617,037	1.92	579	73.87
Delaware	3	592,554	0.32	580	80.00
District of Columbia	8	1,585,097	0.84	618	69.61
Florida	129	25,161,009	13.39	590	75.34
Georgia	27	5,002,792	2.66	582	80.39
Hawaii	1	185,089	0.10	605	65.00
Idaho	4	674,655	0.36	583	69.79
Illinois	93	17,607,685	9.37	593	75.36
Indiana	10	1,143,715	0.61	593	81.44
Iowa	4	298,998	0.16	577	84.05
Kansas	2	197,922	0.11	550	85.00
Louisiana	1	195,434	0.10	539	85.00
Maryland	46	10,607,910	5.64	583	74.58
Massachusetts	8	1,654,231	0.88	609	75.60
Michigan	1	88,931	0.05	555	71.20
Minnesota	9	1,720,373	0.92	594	80.97
Mississippi	3	278,264	0.15	600	83.33
Missouri	11	1,223,375	0.65	593	81.61
Nebraska	1	56,524	0.03	598	76.94
Nevada	16	3,319,116	1.77	604	74.01
New Hampshire	2	433,401	0.23	563	76.02
New Jersey	46	10,780,048	5.74	598	74.99
New Mexico	8	1,318,642	0.70	597	86.53
New York	44	11,491,257	6.11	584	75.63
North Carolina	27	4,071,422	2.17	574	75.20
Oklahoma	5	428,520	0.23	566	81.87
Oregon	9	1,807,930	0.96	615	83.55
Pennsylvania	28	5,472,379	2.91	603	77.86
South Carolina	19	2,647,870	1.41	575	79.50
Tennessee	8	920,448	0.49	584	81.79
Texas	23	3,051,268	1.62	606	78.07
Utah	5	946,151	0.50	576	81.49
Virginia	42	8,434,644	4.49	581	77.22
Washington	17	4,506,999	2.40	626	81.49
West Virginia	4	766,039	0.41	578	77.48
Wisconsin	8	1,017,658	0.54	596	79.75
Total	887	$187,959,592	100.00%	598	75.77%

*No more than approximately 0.61% of the mortgage loans in Loan Group II by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group II

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family	71	$20,725,117	11.03%	601	73.06%
Condominium	15	3,191,038	1.70	592	81.48
PUD	24	4,715,697	2.51	583	75.64
Single Family	770	158,410,498	84.28	598	76.03
Townhouse	7	917,243	0.49	627	72.25
Total	887	$187,959,592	100.00%	598	75.77%

Occupancy Status of Mortgaged Properties in Loan Group II*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor	60	$9,584,869	5.10%	588	72.22%
Owner Occupied	816	176,196,777	93.74	599	75.97
Second Home	11	2,177,947	1.16	590	75.08
Total	887	$187,959,592	100.00%	598	75.77%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group II

Original Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months	7	$871,099	0.46%	547	51.53%
240 - 359 months	8	868,309	0.46	605	75.64
360 months	872	186,220,184	99.07	598	75.88
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group II was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group II

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months	7	$871,099	0.46%	547	51.53%
181 - 240 months	7	784,470	0.42	606	76.05
241 - 300 months	1	83,839	0.04	603	71.75
301 - 360 months	872	186,220,184	99.07	598	75.88
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group II was approximately 358 months.

Loan Purpose for the Mortgage Loans in Loan Group II

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	700	$151,381,719	80.54%	598	74.91%
Purchase	40	8,398,359	4.47	595	81.24
Rate/Term Refinance	147	28,179,515	14.99	600	78.77
Total	887	$187,959,592	100.00%	598	75.77%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative	698	$142,617,887	75.88%	597	75.80%
Limited	4	977,109	0.52	561	77.37
Lite	6	974,695	0.52	586	75.07
Stated Income	179	43,389,901	23.08	603	75.65
Total	887	$187,959,592	100.00%	598	75.77%

Product Type of the Mortgage Loans in Loan Group II

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)	97	$21,486,781	11.43%	593	75.68%
BALLOON (50/30 BLN)	51	14,079,660	7.49	638	78.26
BALLOON	3	489,916	0.26	504	62.61
FIXED	332	61,796,308	32.88	615	73.37
FIXED IO	5	1,450,250	0.77	680	76.35
LIBOR 2/6 ARM	231	47,281,235	25.15	571	75.34
LIBOR 2/6 ARM (40/30 BLN)	119	28,930,343	15.39	579	78.82
LIBOR 2/6 ARM (50/30 BLN)	34	9,489,553	5.05	626	81.10
LIBOR 2/6 ARM IO	3	819,500	0.44	634	76.67
LIBOR 3/6 ARM	2	285,746	0.15	615	76.41
LIBOR 3/6 ARM (40/30 BLN)	5	1,027,565	0.55	562	79.11
LIBOR 3/6 ARM (50/30 BLN)	1	219,972	0.12	604	80.00
LIBOR 5/6 ARM	3	432,917	0.23	596	72.35
LIBOR 5/6 ARM (40/30 BLN)	1	169,847	0.09	659	65.10
Total	887	$187,959,592	100.00%	598	75.77%
Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months	399	$88,656,677	47.17%	580	77.13%
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
18 - 23 months	387	$86,520,631	46.03%	580	77.15%
30 - 35 months	8	1,533,283	0.82	578	78.74
54 - 59 months	4	602,764	0.32	614	70.31
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

The weighted average months to next rate adjustment for the adjustable rate mortgage loans is approximately 23 months in Loan Group II.  Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group II

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
11.750% - 11.999%	1	$269,673	0.14%	706	65.00%
12.000% - 12.249%	1	397,104	0.21	623	75.00
12.250% - 12.499%	1	144,965	0.08	590	56.86
12.500% - 12.749%	4	973,094	0.52	633	65.59
12.750% - 12.999%	8	2,060,765	1.10	632	80.52
13.000% - 13.249%	7	1,910,326	1.02	620	68.07
13.250% - 13.499%	11	2,805,361	1.49	617	77.45
13.500% - 13.749%	11	2,701,779	1.44	616	78.37
13.750% - 13.999%	20	4,835,386	2.57	623	78.80
14.000% - 14.249%	14	2,979,575	1.59	584	73.35
14.250% - 14.499%	24	5,145,815	2.74	608	81.32
14.500% - 14.749%	30	7,094,019	3.77	584	75.01
14.750% - 14.999%	41	8,770,949	4.67	583	73.84
15.000% - 15.249%	17	3,622,897	1.93	573	76.69
15.250% - 15.499%	25	5,249,041	2.79	599	74.98
15.500% - 15.749%	33	7,838,400	4.17	560	76.82
15.750% - 15.999%	36	8,198,006	4.36	568	80.10
16.000% - 16.249%	25	5,667,638	3.02	547	76.23
16.250% - 16.499%	18	4,304,889	2.29	543	77.75
16.500% - 16.749%	20	4,657,853	2.48	565	81.30
16.750% - 16.999%	20	3,428,961	1.82	546	77.53
17.000% - 17.249%	5	882,846	0.47	545	81.22
17.250% - 17.499%	6	1,397,910	0.74	532	75.78
17.500% - 17.749%	8	1,342,037	0.71	557	85.67
17.750% - 17.999%	5	746,031	0.40	554	84.23
18.000% - 18.249%	2	288,607	0.15	570	86.81
18.250% - 18.499%	5	857,770	0.46	581	78.97
18.500% - 18.749%	1	84,978	0.05	553	72.03
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately 15.224%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group II

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.500% - 5.749%	5	$1,272,030	0.68%	616	83.59%
5.750% - 5.999%	3	942,915	0.50	640	77.71
6.000% - 6.249%	4	1,018,285	0.54	587	73.39
6.250% - 6.499%	2	404,926	0.22	542	68.05
6.500% - 6.749%	4	973,094	0.52	633	65.59
6.750% - 6.999%	8	2,060,765	1.10	632	80.52
7.000% - 7.249%	7	1,910,326	1.02	620	68.07
7.250% - 7.499%	11	2,805,361	1.49	617	77.45
7.500% - 7.749%	11	2,701,779	1.44	616	78.37
7.750% - 7.999%	20	5,107,416	2.72	624	79.40
8.000% - 8.249%	14	2,979,575	1.59	584	73.35
8.250% - 8.499%	23	4,956,264	2.64	609	81.20
8.500% - 8.749%	29	6,907,039	3.67	582	74.63
8.750% - 8.999%	41	8,591,397	4.57	580	73.51
9.000% - 9.249%	16	3,327,756	1.77	572	76.40
9.250% - 9.499%	22	4,375,293	2.33	589	72.42
9.500% - 9.749%	31	7,298,544	3.88	561	77.83
9.750% - 9.999%	36	8,030,705	4.27	568	79.89
10.000% - 10.249%	24	5,407,677	2.88	549	76.32
10.250% - 10.499%	18	4,304,889	2.29	543	77.75
10.500% - 10.749%	20	4,657,853	2.48	565	81.30
10.750% - 10.999%	18	3,022,607	1.61	541	76.98
11.000% - 11.249%	5	882,846	0.47	545	81.22
11.250% - 11.499%	7	1,540,096	0.82	536	77.09
11.500% - 11.749%	8	1,342,037	0.71	557	85.67
11.750% - 11.999%	5	746,031	0.40	554	84.23
12.000% - 12.249%	2	288,607	0.15	570	86.81
12.250% - 12.499%	4	715,585	0.38	581	76.78
12.500% - 12.749%	1	84,978	0.05	553	72.03
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group II was approximately 9.096%.

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%	264	$58,439,671	31.09%	583	76.89%
1.500%	1	142,185	0.08	581	90.00
3.000%	134	30,074,821	16.00	574	77.53
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 1.679%.

Initial Rate Cap of the Mortgage Loans in Loan Group II

Initial Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.500% - 1.749%	1	$142,185	0.08%	581	90.00%
3.000% - 3.249%	398	88,514,492	47.09	580	77.11
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group II was approximately 2.998%.

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
4.750% - 4.999%	1	$413,287	0.22%	644	90.00%
5.000% - 5.249%	3	391,387	0.21	537	67.07
5.250% - 5.499%	20	3,700,532	1.97	575	78.87
5.500% - 5.749%	199	46,574,260	24.78	592	78.25
5.750% - 5.999%	5	1,395,659	0.74	600	85.33
6.000% - 6.249%	105	22,820,116	12.14	570	76.00
6.250% - 6.499%	31	6,296,945	3.35	553	76.33
6.750% - 6.999%	35	7,064,492	3.76	559	71.37
Fixed	488	99,302,915	52.83	614	74.55
Total	887	$187,959,592	100.00%	598	75.77%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group II was approximately 5.775%.

Originators of the Mortgage Loans in Loan Group II

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
OTHER	110	$20,283,559	10.79%	599	73.65%
ENCORE CREDIT DIVISION OF BSRM	777	167,676,033	89.21	598	76.02
Total	887	$187,959,592	100.00%	598	75.77%

Mortgage Interest Rates of the Mortgage Loans in Loan Group III

Mortgage Interest Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6.001% - 6.500%	11	$3,863,100	4.13%	694	66.45%
6.501% - 7.000%	22	6,670,424	7.13	649	75.97
7.001% - 7.500%	34	8,425,500	9.01	629	69.14
7.501% - 8.000%	47	11,558,430	12.36	613	73.06
8.001% - 8.500%	54	11,856,512	12.68	612	76.98
8.501% - 9.000%	57	13,630,191	14.57	589	73.87
9.001% - 9.500%	38	8,562,260	9.16	575	74.13
9.501% - 10.000%	52	12,668,176	13.55	575	74.31
10.001% - 10.500%	27	5,852,650	6.26	559	78.81
10.501% - 11.000%	24	5,817,950	6.22	552	78.30
11.001% - 11.500%	13	2,527,700	2.70	528	75.92
11.501% - 12.000%	10	1,612,092	1.72	553	77.45
12.001% - 12.500%	6	475,400	0.51	528	76.52
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in Loan Group III was approximately 8.756%.

*Original Loan-to-Value Ratio of the Mortgage Loans in Loan Group III

*Original Loan-to- Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	3	$230,000	0.25%	611	16.88%
20.01% - 30.00%	1	402,000	0.43	537	27.72
30.01% - 40.00%	6	1,092,500	1.17	581	36.49
40.01% - 50.00%	15	3,189,100	3.41	596	45.69
50.01% - 60.00%	31	6,138,900	6.56	597	55.92
60.01% - 70.00%	81	19,924,946	21.31	587	67.02
70.01% - 80.00%	163	38,991,221	41.69	590	77.38
80.01% - 90.00%	95	23,551,718	25.18	620	87.45
Total	395	$93,520,385	100.00%	597	74.38%

* Original loan-to-value ratio reflects loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in Loan Group III was approximately 74.38%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in Loan Group III

*Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
10.01% - 20.00%	3	$230,000	0.25%	611	16.88%
20.01% - 30.00%	1	402,000	0.43	537	27.72
30.01% - 40.00%	6	1,092,500	1.17	581	36.49
40.01% - 50.00%	15	3,189,100	3.41	596	45.69
50.01% - 60.00%	31	6,138,900	6.56	597	55.92
60.01% - 70.00%	79	19,723,786	21.09	587	67.05
70.01% - 80.00%	163	38,991,221	41.69	590	77.38
80.01% - 90.00%	97	23,752,878	25.40	619	87.25
Total	395	$93,520,385	100.00%	597	74.38%

* Original combined loan-to-value ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in Loan Group III was approximately 74.45%.

Original Principal Balances of the Mortgage Loans in Loan Group III

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
0 - 50,000	2	$100,000	0.11%	577	33.07%
50,001 - 100,000	31	2,449,210	2.62	567	70.64
100,001 - 150,000	61	7,865,645	8.41	581	72.52
150,001 - 200,000	57	10,093,050	10.79	580	73.96
200,001 - 250,000	82	18,260,823	19.53	598	71.83
250,001 - 300,000	58	15,984,892	17.09	596	75.86
300,001 - 350,000	39	12,563,300	13.43	604	77.54
350,001 - 400,000	39	14,745,015	15.77	610	75.86
400,001 - 450,000	19	7,817,550	8.36	602	71.38
450,001 - 500,000	2	964,000	1.03	541	80.00
500,001 - 550,000	4	2,090,400	2.24	646	76.86
550,001 - 600,000	1	586,500	0.63	612	85.00
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the average original principal balance of the mortgage loans in Loan Group III was approximately $236,760

Credit Score for the Mortgage Loans in Loan Group III

Credit Score Range	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519	37	$7,213,100	7.71%	509	69.23%
520 - 539	52	11,393,476	12.18	530	71.29
540 - 559	36	8,402,010	8.98	552	72.03
560 - 579	40	8,745,812	9.35	569	71.66
580 - 599	57	13,703,416	14.65	589	73.50
600 - 619	53	13,052,850	13.96	608	76.53
620 - 639	43	10,544,860	11.28	630	80.39
640 - 659	31	7,680,791	8.21	648	76.99
660 - 679	21	5,670,450	6.06	668	81.24
680 - 699	11	2,733,020	2.92	692	71.56
700 - 719	5	1,799,500	1.92	706	73.01
720 - 739	2	641,000	0.69	729	77.38
740 - 759	2	570,000	0.61	746	62.69
760 - 779	4	1,155,600	1.24	767	71.03
780 - 799	1	214,500	0.23	782	56.75
Total	395	$93,520,385	100.00%	597	74.38%

 As of the cut-off date, the weighted average credit score of the mortgage loans in Loan Group III was approximately 597.

Geographic Distribution of the Mortgaged Properties in Loan Group III*

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	12	$2,604,600	2.79%	580	76.90%
California	146	43,856,369	46.89	607	72.51
Connecticut	5	959,000	1.03	600	72.92
District of Columbia	1	214,500	0.23	782	56.75
Florida	47	9,550,763	10.21	585	76.15
Georgia	7	1,193,900	1.28	601	83.60
Hawaii	1	332,000	0.36	528	80.00
Idaho	1	296,250	0.32	584	75.00
Illinois	27	5,430,400	5.81	580	76.77
Indiana	3	402,900	0.43	589	87.66
Iowa	1	74,700	0.08	556	90.00
Maine	2	422,800	0.45	567	74.64
Maryland	21	4,950,460	5.29	582	78.11
Massachusetts	9	2,108,800	2.25	566	69.97
Minnesota	4	675,125	0.72	618	81.32
Missouri	4	724,150	0.77	617	84.52
Nevada	2	572,000	0.61	620	70.15
New Jersey	17	3,225,550	3.45	578	71.60
New Mexico	2	347,400	0.37	620	90.00
New York	15	3,939,500	4.21	615	71.99
North Carolina	7	1,131,800	1.21	602	79.80
Oklahoma	2	220,150	0.24	610	87.61
Oregon	1	185,000	0.20	601	69.81
Pennsylvania	12	1,738,948	1.86	568	76.68
South Carolina	1	142,200	0.15	582	90.00
Tennessee	3	341,000	0.36	586	82.85
Texas	10	1,412,100	1.51	599	77.73
Utah	5	1,020,920	1.09	558	76.55
Virginia	17	3,820,050	4.08	589	74.48
Washington	4	949,000	1.01	597	71.84
West Virginia	1	160,000	0.17	665	80.00
Wisconsin	5	518,050	0.55	565	78.16
Total	395	$93,520,385	100.00%	597	74.38%

*No more than approximately 1.85% of the mortgage loans in Loan Group III by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in Loan Group III

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family	34	$10,986,250	11.75%	603	70.29%
Condominium	5	818,350	0.88	619	83.98
PUD	16	3,800,950	4.06	588	77.94
Single Family	333	76,784,975	82.11	596	74.70
Townhouse	7	1,129,860	1.21	592	73.14
Total	395	$93,520,385	100.00%	597	74.38%

Occupancy Status of Mortgaged Properties in Loan Group III*

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor	17	$4,124,300	4.41%	623	70.04%
Owner Occupied	374	88,792,885	94.94	596	74.61
Second Home	4	603,200	0.64	562	69.43
Total	395	$93,520,385	100.00%	597	74.38%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in Loan Group III

Original Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
180 - 239 months	4	$468,900	0.50%	636	64.84%
240 - 359 months	1	51,200	0.05	688	80.00
360 months	390	93,000,285	99.44	597	74.42
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in Loan Group III was approximately 359 months.

Remaining Term to Stated Maturity for the Mortgage Loans in Loan Group III

Remaining Term to Stated Maturity	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
121 - 180 months	4	$468,900	0.50%	636	64.84%
181 - 240 months	1	51,200	0.05	688	80.00
301 - 360 months	390	93,000,285	99.44	597	74.42
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in Loan Group III was approximately 359 months.

Loan Purpose for the Mortgage Loans in Loan Group III

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance	320	$76,285,284	81.57%	598	73.18%
Purchase	20	4,501,651	4.81	605	81.98
Rate/Term Refinance	55	12,733,450	13.62	587	78.89
Total	395	$93,520,385	100.00%	597	74.38%

Documentation Type of the Mortgage Loans in Loan Group III

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative	332	$77,291,343	82.65%	597	74.74%
Limited	5	1,443,050	1.54	591	76.38
Lite	3	591,000	0.63	571	69.93
Stated Income	55	14,194,992	15.18	598	72.42
Total	395	$93,520,385	100.00%	597	74.38%

Product Type of the Mortgage Loans in Loan Group III

Product Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
BALLOON (40/30 BLN)	50	$13,351,150	14.28%	602	77.08%
BALLOON (50/30 BLN)	40	11,045,134	11.81	640	75.73
FIXED	142	29,701,630	31.76	599	73.16
FIXED IO	4	1,190,200	1.27	678	70.20
LIBOR 2/6 ARM	48	9,837,413	10.52	566	71.81
LIBOR 2/6 ARM (40/30 BLN)	25	6,302,550	6.74	579	71.49
LIBOR 2/6 ARM (50/30 BLN)	12	3,867,941	4.14	611	81.89
LIBOR 2/6 ARM IO	2	520,000	0.56	663	89.97
LIBOR 3/6 ARM	35	7,281,517	7.79	568	71.84
LIBOR 3/6 ARM (40/30 BLN)	26	6,964,250	7.45	571	73.91
LIBOR 3/6 ARM (50/30 BLN)	8	2,691,300	2.88	589	81.40
LIBOR 3/6 ARM IO	1	249,300	0.27	633	90.00
LIBOR 5/6 ARM	2	518,000	0.55	651	65.74
Total	395	$93,520,385	100.00%	597	74.38%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group III

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months	159	$38,232,271	40.88%	578	74.12%
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

Months to Next Rate Adjustment of the Mortgage Loans in Loan Group III

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
24 – 29 months	87	$20,527,904	21.95%	581	74.07%
36 – 41 months	70	17,186,367	18.38	574	74.44
60 – 65 months	2	518,000	0.55	651	65.74
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

The weighted average months to next rate adjustment for the adjustable rate mortgage loans is approximately 30 months in Loan Group III.  Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in Loan Group III

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12.000% - 12.249%	1	$384,000	0.41%	551	60.00%
12.250% - 12.499%	1	360,000	0.38	701	90.00
12.500% - 12.749%	1	377,000	0.40	588	65.00
12.750% - 12.999%	3	801,000	0.86	659	80.85
13.000% - 13.249%	5	1,533,750	1.64	606	70.46
13.250% - 13.499%	6	1,295,750	1.39	616	69.43
13.500% - 13.749%	4	1,077,250	1.15	577	70.80
13.750% - 13.999%	11	2,388,500	2.55	575	67.03
14.000% - 14.249%	8	2,329,587	2.49	604	75.68
14.250% - 14.499%	11	2,622,275	2.80	590	76.18
14.500% - 14.749%	10	2,673,850	2.86	574	75.93
14.750% - 14.999%	10	2,850,491	3.05	586	72.25
15.000% - 15.249%	11	2,725,400	2.91	569	75.31
15.250% - 15.499%	9	2,402,700	2.57	558	71.55
15.500% - 15.749%	13	3,684,650	3.94	591	72.07
15.750% - 15.999%	13	2,693,226	2.88	573	76.44
16.000% - 16.249%	7	1,518,900	1.62	568	78.61
16.250% - 16.499%	6	1,005,200	1.07	548	76.49
16.500% - 16.749%	5	1,583,000	1.69	524	75.98
16.750% - 16.999%	8	1,561,200	1.67	562	77.20
17.000% - 17.249%	1	180,000	0.19	532	75.00
17.250% - 17.499%	2	502,500	0.54	522	66.92
17.500% - 17.749%	3	272,500	0.29	528	69.33
17.750% - 17.999%	4	934,142	1.00	575	87.46
18.000% - 18.249%	1	88,500	0.09	528	75.00
18.250% - 18.499%	4	269,900	0.29	538	82.77
18.500% - 18.749%	1	117,000	0.13	505	63.24
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in Loan Group III was approximately 15.053%.

Minimum Mortgage Rates of the Mortgage Loans in Loan Group III

Minimum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
5.500% - 5.749%	1	$270,000	0.29%	595	75.00%
5.750% - 5.999%	3	814,000	0.87	564	74.88
6.000% - 6.249%	3	903,500	0.97	609	62.43
6.250% - 6.499%	2	680,000	0.73	674	84.38
6.500% - 6.749%	1	377,000	0.40	588	65.00
6.750% - 6.999%	4	1,051,000	1.12	658	74.14
7.000% - 7.249%	5	1,533,750	1.64	606	70.46
7.250% - 7.499%	6	1,295,750	1.39	616	69.43
7.500% - 7.749%	4	1,077,250	1.15	577	70.80
7.750% - 7.999%	11	2,388,500	2.55	575	67.03
8.000% - 8.249%	8	2,329,587	2.49	604	75.68
8.250% - 8.499%	10	2,302,275	2.46	582	75.92
8.500% - 8.749%	10	2,811,850	3.01	572	76.73
8.750% - 8.999%	8	2,330,491	2.49	577	74.04
9.000% - 9.249%	10	2,337,400	2.50	569	74.53
9.250% - 9.499%	9	2,402,700	2.57	558	71.55
9.500% - 9.749%	11	3,250,150	3.48	578	73.31
9.750% - 9.999%	13	2,693,226	2.88	573	76.44
10.000% - 10.249%	7	1,518,900	1.62	568	78.61
10.250% - 10.499%	6	1,005,200	1.07	548	76.49
10.500% - 10.749%	4	1,239,000	1.32	524	74.86
10.750% - 10.999%	7	1,256,200	1.34	563	79.07
11.000% - 11.249%	1	180,000	0.19	532	75.00
11.250% - 11.499%	2	502,500	0.54	522	66.92
11.500% - 11.749%	3	272,500	0.29	528	69.33
11.750% - 11.999%	4	934,142	1.00	575	87.46
12.000% - 12.249%	1	88,500	0.09	528	75.00
12.250% - 12.499%	4	269,900	0.29	538	82.77
12.500% - 12.749%	1	117,000	0.13	505	63.24
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in Loan Group III was approximately 8.851%.

Periodic Rate Cap of the Mortgage Loans in Loan Group III

Periodic Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%	71	$17,479,837	18.69%	579	73.87%
2.000%	3	789,500	0.84	632	67.91
3.000%	85	19,962,934	21.35	576	74.59
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in Loan Group III was approximately 2.065%.

Initial Rate Cap of the Mortgage Loans in Loan Group III

Initial Rate Cap	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000% - 2.249%	6	$1,703,500	1.82%	616	70.01%
3.000% - 3.249%	153	36,528,771	39.06	577	74.31
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in Loan Group III was approximately 2.955%.

Gross Margin of the Mortgage Loans in Loan Group III

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.500% - 3.749%	3	$914,000	0.98%	601	71.83%
5.250% - 5.499%	2	236,250	0.25	597	82.97
5.500% - 5.749%	80	19,399,954	20.74	592	76.40
5.750% - 5.999%	7	1,467,700	1.57	556	68.65
6.000% - 6.249%	39	9,752,219	10.43	565	74.65
6.250% - 6.499%	12	3,378,400	3.61	569	69.79
6.750% - 6.999%	12	2,558,748	2.74	550	66.31
7.000% - 7.249%	4	525,000	0.56	545	61.24
Fixed	236	55,288,114	59.12	610	74.56
Total	395	$93,520,385	100.00%	597	74.38%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in Loan Group III was approximately 5.760%.

Originators of the Mortgage Loans in Loan Group III

Originator	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
OTHER	43	$7,643,670	8.17	595	70.92%
ENCORE CREDIT DIVISION OF BSRM	352	85,876,715	91.83	597	74.69
Total	395	$93,520,385	100.00%	597	74.38%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-HE7 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depository of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depository for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depository, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a)           borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b)           borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c)           staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

  U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities